UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              LAZYGROCER.COM, INC.
                 (Name of small business issuer in our charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                      7385                              98-0234906
            (Primary standard industrial            (I.R.S. Employer
             classification code number)           Identification No.)

            41 YORK STREET, 3RD FLOOR, OTTAWA, ONTARIO K1N 5S7 CANADA
                                 (613) 241-6195
          (Address and telephone number of principal executive offices)

                           41 YORK STREET, 3RD FLOOR,
                         OTTAWA, ONTARIO K1N 5S7 CANADA

               (Name, address and telephone of agent for service)

                                 Brenda Hamilton
                         555 South Federal Highway, #270
                            Boca Raton, Florida 33432
                                 (561) 416-8956

WE ARE OFFERING 800,000 UNITS AT THE OFFERING PRICE OF $1.00 PER UNIT. EACH UNIT CONSISTS ONE SHARE OF COMMON STOCK, ONE OPTION TO ACQUIRE ONE SHARE OF COMMON STOCK AT A PRICE OF $2.50 PER SHARE AND ONE OPTION TO ACQUIRE ONE SHARE OF COMMON STOCK AT A PRICE OF $3.50 PER SHARE. EACH OPTION, WHETHER EXERCISEABLE AT $2.50 OR $3.50 PER SHARE, WILL BE EXERCISABLE FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT UNTIL 5:00 P.M. EASTERN STANDARD TIME ON DECEMBER 31, 2001. IN ADDITION, 4,733,535 SHARES OF OUR COMMON STOCK ARE BEING OFFERED BY SELLING SECURITY HOLDERS.

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE (1)
Tittle of class of               Amount being          Proposed maximum         Proposed maximum
securities to be registered         offered       offering price per share     aggregate offering     Amount of Registration
                                                                                     price
common stock,
par-value of $.001 per share                                                    $4,733,535                     $0

Total Registration Fee $0


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Assumes subscription of 800,000 units at $1.00 per unit and 1,600,000 shares upon exercise of the options.
(3) Selling shareholders hold 4,733,535 of the shares being registered. These shares will be sold at prevailing market prices. We will not receive proceeds from the sale of the selling shareholders shares.

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

   The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              LAZYGROCER.COM, INC.
                  SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2001
                       INITIAL PUBLIC OFFERING PROSPECTUS

   Our current shareholders are offering 4,733,535 Shares of our common stock. The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

   We are offering on an best efforts basis 800,000 units at $1.00 per unit, each unit being comprised of one share of our common stock and one option to acquire one additional share at $2.50 per share and one option to acquire one additional share at $3.50 per share. Each option will be exercisable from the effective date of this registration statement until 5:00 p.m. Eastern Standard Time on December 31, 2001. There is no minimum number of units that we must sell. This Offering will terminate when all of the units are sold. We will not place any proceeds from the sale of the units in escrow.

   We are offering these securities through our officers and directors without the use of a professional underwriter. We will not pay commissions on stock sales. In the event we elect to engage a professional underwriter, we will file an amendment to this prospectus disclosing terms of the engagement. Our common stock and the units are not listed on any national securities exchange or the NASDAQ stock market.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              Offering Information

TOTAL                                                                  PER UNIT
Initial public offering price
$800,000                                                               $1.00
Underwriting discounts/commissions                                     $0.00
$0.00
Estimated offering expenses (1)                                        $0.00
$0.00
Net offering proceeds to us                                            $1.00
$800,000 (1) (2)(3)

(1)Does not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $50,000. We will pay these expenses.

(2)Does not include any proceeds that we may receive on the exercise of the options.

(3)Does not include the 4,733,535 shares being offered by selling shareholders. We will not receive any proceeds from the sale of the shares by the selling shareholders.

   The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

           The date of this preliminary prospectus is February 7, 2001



                                TABLE OF CONTENTS

Part I - Prospectus Information                                         Page

1.     Front Cover Page of Prospectus..........................................1
2.     Inside Front and Outside Back Cover Pages of Prospectus.................2
3.     Summary Information.....................................................8
       Risk Factors...........................................................10

       Our Poor Financial Condition Raises Substantial Doubt About Our Ability To Continue As A Going Concern; You Will Be Unable To Determine Whether
       We Will Ever Become Profitable. ......................................10

       Because We Are A Development Stage Company, In The Internet Grocery Retailing Business With No Operating History, Revenues Or Profits, We Are Subject To Development Stage Risks; You Will Have No Ability To
       Evaluate Our Business.................................................10

       Because Our Business Will Continually Involve Substantial Operating
       Expenses, We Anticipate Losses For The Foreseeable Future. ...........11

       Because We Have No Management Experience In Operating On-Line
       Grocery Stores, We May Be Unable To Develop Profitable Operations. ...12

       If We Are Unable To Develop Material Contacts With Internet, Computer, Technical Of Marketing Professionals Our Website And Other Aspects Of
       Our Internet Operations Will Be Negatively Impacted...................12

       If We Fail To Develop A High Quality Service, We Will Be Unable To
       Develop Repeat Business. .............................................12

       If We Are Unsuccessful In Addressing Various Factors Relevant To Our Business, Our Operating May Negatively Impact Market Acceptance Of Our
       Business Model. ......................................................12

       We Have Substantial Near-Term And Long-Term Capital Needs; If We Are Unable To Obtain Needed Additional Funding, Our Website Operations And
       Marketing Abilities Will Be Negatively Impacted. .....................13

       If We Are Unable To Develop Long-Term Contracts With Our Product Vendors, We Will Be Unable To Ensure The Availability Of A Product
       Inventory.............................................................13

       We Will Rely On Third Parties; If We Fail To Establish Or Maintain
       These Relationships, Our Operations Will Be Negatively Impacted.......13

       We Are Subject To Risks Associated With Foreign Currency Transactions
       That May Negatively Impact Upon Our Financial Condition. .............14

       The Offering Price Of Our Securities Is Arbitrary And There Is No Public Market For Our Common Stock; You May Be Unable To Sell Your
       Securities. ..........................................................14

       We May Be Subject To Possible Infringement Claims That Could Lead To
       Damage Awards Against Us Or Limitations On Our Business...............15

       We Are Currently Unable To Promote Our Brand; We May Never Develop
       The Ability To Promote Our Brand......................................15

       If We Are Unable To Retain And Attract Qualified Personnel, Our Business
       Could Suffer..........................................................15

       If We Lose Any Of Our Key Personnel, Our Business May Be Impaired.....15

       Issuance Of Preferred Stock Could Depress The Market Value Of Your
       Investment And Have A Potential Anti-Takeover Effect..................16

       Because Our Principal Stockholders Have Voting Control, They Control
       Our  Corporate Affairs; You May Have Little Or No Participation In Our
       Corporate  Affairs. ..................................................16

       We Have Possible Conflicts Of Interest With Our Officers And Directors
       That May Negatively Impact Upon Our Corporate Affairs.................16

       We Have Never Paid Dividends; You May Never Receive A Dividend From
       Your Investment.......................................................16

       If We Fail To Address Internet Commerce Security Risks, Our Operations
       And Brand Name Will Be Negatively Impacted. ..........................17

       We Face The Possibility Of System Failure That Subjects Us To Risk Of Data Loss, Cessation Of Service And Failure To Keep Our Client
       Information  Confidential.............................................17

       If We Are Unsuccessful In Securing A Lease On A Warehouse Facility
       To  Serve As Our Fulfillment Center, Our Operations Will Never
       Expand................................................................18

       Because Our Stock Is Considered A Penny Stock Any Investment In Our Stock Is Considered To Be A High-Risk Investment And Is Subject To
       Restrictions On Marketability........................................ 18

       If Our Common Stock Becomes Tradable On The Over-The-Counter
       Bulletin Board, Sales Of Our Common Stock By Selling Shareholders
       Could Affect The Level Of Public Interest In Our Common Stock As
       Well As Its Value.....................................................19

4.     Use of Proceeds........................................................19
5.     Determination of Offering Price........................................20
6.     Dilution...............................................................20
7.     Selling Security Holders...............................................21
8.     Plan of Distribution...................................................22
9.     Legal Proceedings......................................................24
10.    Directors, Executive Officers, Promoters and Control Management .......24
11.    Security Ownership of Certain Beneficial Owners and Management.........26
12.    Description of Securities .............................................27
13.    Experts ...............................................................28
14.    Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities.........................................28
15.    Organization Within Last Five Years....................................28
16.    Description of Business................................................29
17.    Management's Discussion and Analysis or Plan of Operation..............35
18.    Description of Property ...............................................42
19.    Certain Relationships and Related Transactions.........................43
20.    Market for Common Equity and Related Stockholder Matters...............43
21.    Executive Compensation ................................................45
22.    Financial Statements ...................................................x
23.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure................................................x

Part II -  Information Not Required in Prospectus

24.    Indemnification.........................................................x
25.    Other Expenses of Issuance and Distribution.............................x
26.    Recent Sales of Unregistered Securities.................................x
27.    Exhibits................................................................x
28.    Undertakings............................................................x

ITEM 3.           SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

   This prospectus contains statements about our future business operations that involve risks and uncertainties. Our actual results could differ significantly from our anticipated future operations, as a result of many factors, including those identified in the "Risk Factors" section beginning on page 10. The prospectus contains a summary of all material terms of this prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, beginning on page 29 prior to making an investment decision.


OUR COMPANY
   We were incorporated in Florida on May 22, 2000. We are a development stage company that plans to develop an on-line grocery store. We plan to conduct our operations through our wholly owned subsidiary, LazyGrocer.com Corp., which was incorporated in Canada on May 12, 1999. Our principal executive offices are currently located at 41 York Street, 3RD Floor, Ottawa, Ontario K1N 5S7 Canada. Our telephone number is (613) 241-6195. We are authorized to issue 50,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of February 7, 2000, there were 18,338,001 shares of our common stock issued and outstanding, and 0 shares of our preferred stock issued and outstanding.

OUR BUSINESS
   We currently have no operations, revenues, or profits. We plan to establish an online grocery store in the Ottawa-Hull region of Canada. We plan to offer a full selection of competitively priced products, including fresh produce and meats, as well as non-food items that are typically sold by conventional grocery providers. Our plans include development of a website at www.lazygrocer.com that is not now operational. We now offer website visitors the opportunity to register their email address to receive notification when our website is open for business. We expect that our website will be operational by approximately February 2001. Initially, we plan to obtain our products by ordering items from suppliers according to each customer order followed by our customer delivery. Later we plan to establish an inventory of our products that will be maintained in a leased warehouse. There are no assurances that we will have sufficient funds to develop our business plans or otherwise be successful in our planned operations of an on-line grocery store.

THE OFFERING
   As of February 7, 2001, we had 18,338,001 shares of our common stock outstanding and 0 shares of preferred stock outstanding. This offering is comprised of 4,733,535 shares of our common stock offered by selling security holders and 800,000 Units that we are offering at a price of $1.00 per Unit. Each Unit consists of one share of our common stock, one option to purchase one share of our common stock at an exercise price of $2.50 and one option to purchase one share of our common stock at an exercise price of $3.50. Each option will be exercisable until 5:00 p.m. Eastern Standard Time on December 31, 2001.

   Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale by the selling security holders of their securities. We anticipate offering expenses of approximately $50,000. Because we have no revenue sources, we may borrow funds from our management or others to pay the offering expenses.

FINANCIAL SUMMARY INFORMATION.

   You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.

    ----------------------------------------------------- ---------------------------------------------------

    ----------------------------------------------------- ------------------------- -------------------------
                                                                                          June 1, 1999
    Statement of Operations                                  Five months ended           (Inception) to
                                                              October 31, 2000          October 31, 2000
    ----------------------------------------------------- ------------------------- -------------------------
    ----------------------------------------------------- ------------------------- -------------------------
    Net Sales                                             $0                        $0
    ----------------------------------------------------- ------------------------- -------------------------
    ----------------------------------------------------- ------------------------- -------------------------
    Cost of Sales                                         $0                        $0
    ----------------------------------------------------- ------------------------- -------------------------
    ----------------------------------------------------- ------------------------- -------------------------
    Gross profit                                          $0                        $0
    ----------------------------------------------------- ------------------------- -------------------------
    ----------------------------------------------------- ------------------------- -------------------------
    Operating expenses                                    $11,488                   $1,714,107
    ----------------------------------------------------- ------------------------- -------------------------
    ----------------------------------------------------- ------------------------- -------------------------
    Income (loss) from operations                         $0                        $0
    ----------------------------------------------------- ------------------------- -------------------------
    ----------------------------------------------------- ------------------------- -------------------------
    Other expense, net                                    $ 0                       $0
    ----------------------------------------------------- ------------------------- -------------------------
    ----------------------------------------------------- ------------------------- -------------------------
    Net income (loss)                                     $11,488                   $1,714,107
    ----------------------------------------------------- ------------------------- -------------------------
    ----------------------------------------------------- ------------------------- -------------------------
    Net income per common share                           $-0.10
    ----------------------------------------------------- ------------------------- -------------------------



    ----------------------------------------------------- ---------------------------------------------------
    Balance Sheet                                                  Five months ended October 31, 2000
    ----------------------------------------------------- ---------------------------------------------------
    ----------------------------------------------------- ---------------------------------------------------
    Total current assets                                                        $16,686
    ----------------------------------------------------- ---------------------------------------------------
    ----------------------------------------------------- ---------------------------------------------------
    Other assets                                                                $3,913
    ----------------------------------------------------- ---------------------------------------------------
    ----------------------------------------------------- ---------------------------------------------------
    Total Assets                                                               $20,599
    ----------------------------------------------------- ---------------------------------------------------
    ----------------------------------------------------- ---------------------------------------------------
    Current liabilities                                                        $150,710
    ----------------------------------------------------- ---------------------------------------------------
    ----------------------------------------------------- ---------------------------------------------------
    Due to stockholder/officer                                                 $28,672
    ----------------------------------------------------- ---------------------------------------------------
    ----------------------------------------------------- ---------------------------------------------------
    Due to related party                                                         $ 0
    ----------------------------------------------------- ---------------------------------------------------
    ----------------------------------------------------- ---------------------------------------------------
    Total liabilities                                                          $150,710
    ----------------------------------------------------- ---------------------------------------------------
    ----------------------------------------------------- ---------------------------------------------------
    Stockholders equity (deficiency)                                          $ 130,111
    ----------------------------------------------------- ---------------------------------------------------
    ----------------------------------------------------- ---------------------------------------------------
    Total liabilities and stockholder equity                                   $20,599
    ----------------------------------------------------- ---------------------------------------------------


                                  RISK FACTORS

   An investment in the shares of common stock offered in this prospectus involves a high degree of risk. We cannot assure that we will ever generate revenues, develop operations, or make a profit.

OUR POOR FINANCIAL CONDITION RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN; YOU WILL BE UNABLE TO DETERMINE WHETHER WE WILL EVER BECOME PROFITABLE.
   We are a development stage company that has not generated any revenue to date. Because we have losses and a net capital deficiency, there is substantial doubt regarding our ability to continue as a going concern. During the period from our inception to October 31, 2000, we incurred net losses of $1,714,107. We had cash of only $1,402 as of October 31, 2000, which is inadequate to conduct our operations over the next twelve months. Our ability to continue as a going concern is dependent upon our ability to raise funds through this offering and subsequent financing efforts; however, there are no assurances that we will be successful in these efforts. We anticipate that we will experience continued losses even if we obtain additional funding. Our poor financial condition could adversely affect our ability to hire and train employees, develop our website, or purchase equipment and inventory. Because we are currently operating at a substantial loss with limited operating history and no reliable revenue source, an investor cannot determine if we will ever become profitable.

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY IN THE INTERNET GROCERY RETAILING BUSINESS WITH NO OPERATING HISTORY, REVENUES OR PROFITS, WE ARE SUBJECT TO DEVELOPMENT STAGE RISKS; YOU WILL HAVE NO ABILITY TO EVALUATE OUR BUSINESS.
   We are a development stage company with no operating history upon which you can evaluate our business. We have not devoted a substantial amount of resources to develop our Internet grocery business. Our proposed operations will be subject to inordinate expenses and the risk that we may not be able to transform a market traditionally characterized by retail outlets into a similar market available on the Internet. Our lack of any operating history makes it difficult to evaluate our financial results and future plans. You must consider the risks involved with our development stage status and the rapidly evolving e-commerce market, including:
o Whether we are able to develop, maintain, and increase awareness of our web site;
o  Whether we are able to attract and retain customers;
o Whether we are able to develop an effective customer transaction processing component to our website;
o  Whether we are able to compete effectively;
o Whether we are able to develop relationships with third party vendors and distributors for obtaining, storing and distributing our products;
o Whether we are able to establish and develop relationships with other entities that market other goods and services to our potential customers in order to obtain advertising revenues;
o  An evolving and unpredictable business model;
o Whether the public will accept our business concept of an on-line grocery store that involves an impersonal service with the public;
o  Operational delays;
o  Inordinate development expenses;
o  Limited operating history; and
o  Limited management resources

   Because significant up-front advertising, sales, and other expenses are required to develop our web site, we anticipate that we may incur losses until revenues are sufficient to cover our operating costs. Future losses are likely before our operations will become profitable. As a result of our limited operating history, you will have no basis upon which to accurately forecast our:

o  Total revenues;
o  Gross and operating margins;
o  Real estate costs;
o  Labor costs; and
o  Average order size.

   Accordingly, you have no basis upon which to judge our ability to develop our Internet based grocery business or our future growth.

BECAUSE OUR BUSINESS WILL CONTINUALLY INVOLVE SUBSTANTIAL OPERATING EXPENSES, WE ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE
   We incurred net losses of $ 1,714,107 from our inception of June 1, 1999 to October 31, 2000. Our business is costly and will require substantial additional capital to fund our operations and planned expansion. We will incur substantial costs in the following areas:
o  Equipping new customer fulfillment centers for each geographic market;.
o  Developing and marketing our brand in each geographic market;
o  Continued investment in our computer hardware and software development;
o  Developing our website;
o  Marketing activities and advertising efforts;
o  Establishing customer fulfillment centers;
o Increasing our general and administrative functions to support our developing operations;
o Developing enhanced technologies and features to improve our website, once developed;
o  Developing our software technology; and
o  Developing customer support and administrative infrastructure.

   Because we anticipate significant increases in our operating expenses, we cannot predict whether we will be profitable. There is no assurance that we will have sufficient financial resources or be able to attract sufficient capital to meet our business needs. We may incur future losses as we attempt to develop and increase our business. Our expenditures may exceed our revenues and we may be unable to implement our business plan. Depending upon the extent that our development costs outpace our revenues, our losses may accumulate more rapidly. In addition, we may find that our development efforts are more expensive than we currently anticipate. There is no assurance that we will have sufficient financial resources or be able to attract sufficient capital to meet our business needs.

BECAUSE WE HAVE NO MANAGEMENT EXPERIENCE IN OPERATING ON-LINE GROCERY STORES, WE MAY BE UNABLE TO DEVELOP PROFITABLE OPERATIONS.
   Our management has no experience operating or managing customer fulfillment centers. Our management has no experience retailing merchandise over the Internet. Unless management has the financial resources to hire qualified Internet consultants, as well as marketing and merchandising professionals, the presentation, marketing, transactional, and technical aspects of our website and business may suffer.

IF WE ARE UNABLE TO DEVELOP MATERIAL CONTRACTS WITH INTERNET, COMPUTER, TECHNICAL OR MARKETING PROFESSIONALS OUR WEBSITE AND OTHER ASPECTS OF OUR INTERNET OPERATIONS WILL BE NEGATIVELY IMPACTED.
   We have no contracts or prospective contracts that will assist us in developing our website. We have no contracts with Internet, computer, technical or marketing professionals which would assist us in the development, selection and presentation our website. In addition, we have no contracts or prospective contracts with other websites that would provide visitation links to our website. We have not developed a plan to obtain any of the contracts we need, and we may encounter difficulties in securing these agreements. If we fail to develop material contracts with the consultants or professionals our website and other aspects of our internet operations will be negatively impacted.

IF WE FAIL TO DEVELOP A HIGH QUALITY SERVICE, WE WILL BE UNABLE TO DEVELOP REPEAT BUSINESS.
   The online retail industry is subject to high rates of customer attrition. Our business will be dependent upon repeat customers shopping at our on-line grocery. If we fail to provide high quality service, we may experience decreases in repeat customer orders, leading to a decline in customer retention rates. Should these conditions occur, our revenues may decline and we may never become profitable.

IF WE ARE UNSUCCESSFUL IN ADDRESSING VARIOUS FACTORS RELEVANT TO OUR BUSINESS, THE IMPLEMENTATION OF OUR BUSINESS MODEL WILL BE NEGATIVELY IMPACTED.
   Our operating results will depend on various factors, some of which are outside our control. These factors include:
o Our ability to manage our products and maintain gross product profit margins;
o Our ability to attract new customers at a steady rate and maintain customer satisfaction;
o  The availability and pricing of our products obtained from vendors;
o  Acceptance of the Internet as a medium of commerce;
o Whether consumers have confidence in entering into Internet transactions involving grocery purchases;
o  The timing, cost and availability of our advertising on other websites;
o The announcement or introduction of new types of products, service offerings or customer services by us and our competitors;
o  Our ability to retain credit card processors;
o  The level of our product returns; and
o  Economic conditions specific to Internet commerce.

   The occurrence of any of these factors, or our inability to address these factors, may negatively impact the implementation of our business model.

WE HAVE SUBSTANTIAL NEAR TERM AND LONG-TERM CAPITAL NEEDS; IF WE ARE UNABLE TO OBTAIN NEEDED ADDITIONAL FUNDING, OUR WEBSITE OPERATIONS AND MARKETING ABILITIES WILL BE NEGATIVELY IMPACTED.
   We will require additional funding over the next twelve months to develop our business. Our capital requirements will depend on many factors including the timing of the development of our website. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current and future shareholders will be reduced. Moreover, those equity securities may have rights, preferences, and privileges senior to those of the holders of our common stock. There can be no assurance that additional capital will be available on terms favorable to us or to our shareholders. In addition, we have no credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise additional funds to continue development of our business. There can be no assurance that such funds will be available on favorable terms, if at all. Our cash requirements may vary substantially depending on our rate of development, research results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms. Our inability to raise capital would impair the technical and presentational aspects of our website and our marketing abilities.

IF WE ARE UNABLE TO DEVELOP LONG-TERM CONTRACTS WITH OUR PRODUCT VENDORS,
WE WILL BE UNABLE TO ENSURE THE AVAILABILITY OF A PRODUCT INCENTORY.
   We have no long-term contracts or arrangements with vendors that guarantee the availability of products. There can be no assurance that we will be able to establish vendor relationships that ensure products will be available for sale on our website. We also rely on vendors shipping procedures. If we are unable to develop and maintain satisfactory relationships with vendors on acceptable commercial terms and/or if the quality of service provided by such vendors falls below a satisfactory standard or if the level of returns exceeds expectations, the maintenance or our product inventory will be materially adversely affected.

WE WILL RELY ON THIRD PARTIES; IF WE FAIL TO ESTABLISH OR MAINTAIN THESE RELATIONSHIPS, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.
   We expect that our operations will depend on a number of third parties over which we will have limited control. We do not plan to own an Internet gateway, but instead we will rely on an Internet Service Provider to host our website. We may experience interruptions in our website connection and our telecommunications access due to our reliance upon third party Internet service providers. There are no assurances that we will be able to contract with third parties on terms favorable to us. In addition, there are no assurances that third party contractors will accept our proposed terms. We anticipate that we will use software that is dependent on operating system, database and server software developed and produced by and licensed by third parties. We may discover errors and defects in this third party software and have to rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access would have an adverse effect upon consumer perception of our ability to provide our services in a timely and efficient manner, which would negatively affect our business, results of operations and financial condition. We also plan to use a major Canadian bank as our credit card processor that is a member in good standing of Visa Canada or MasterCard Canada.

   If we are unable to develop and maintain satisfactory relationships with these third parties on favorable commercial terms, or the quality of products and services provided by such third parties falls below a satisfactory standard, our operations will be materially adversely affected.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH FOREIGN CURRENCY TRANSACTIONS THAT MAY NEGATIVELY IMPACT UPON OUR FINANCIAL CONDITION
   Although our primary operations will be located in Canada, we plan to conduct financial transactions in the United States as well as in other international markets. At this time, the Canadian Dollar is weak against other currencies, including the United States Dollar. As a result, we will be exposed to foreign currency exchange rate risks because many of our transactions will be denominated in varying currencies. If the Canadian Dollar continues to be weak, or becomes weaker against other foreign currencies, our payments for goods and services purchased outside of Canada will be greater in dollar terms.

THE OFFERING PRICE OF OUR SECURITIES IS ARBITRARY AND THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK; YOU MAY BE UNABLE TO SELL YOUR SECURITIES.
   There is not, and never has been a market for our securities. We have arbitrarily established the offering price for our securities. The offering price does not bear any relationship to our assets, income or net worth, and should not be considered as an indication of the actual value of our securities. No assurance can be given that a public trading market for our securities will ever develop, or that the securities will be able to be resold at the offering price, or at any price, in the future.

   There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

   A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over the Counter Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the Over the Counter Bulletin Board.

   We intend to apply for listing of the Securities on the Over the Counter Bulletin Board, but there can be no assurance that we will be able to obtain this listing. Over the Counter Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, Over the Counter Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange. Accordingly, you may be unable to sell your securities.

WE MAY BE SUBJECT TO POSSIBLE INFRINGEMENT CLAIMS THAT COULD LEAD TO DAMAGE AWARDS AGAINST US OR LIMITATIONS ON OUR BUSINESS.
   We do not hold any patents nor have we filed any patent applications for any proprietary software or other technology we plan to use in our business model. Rather, we have entered into several software licensing and/or software maintenance agreements with third parties. Although we are not aware of any patents that have been issued which would interfere with, inhibit or prevent our proposed business model, such patents could exist, or applications for such patents could be pending. It is possible that one or more of our competitors has a patent pending or has filed applications for patents relating to the sale of groceries over the Internet. In such an event, we may be subject to a lawsuit by the patent owner, or their assignee, seeking potential damages and/or injunctions preventing us from conducting our contemplated business methods or business model.

WE ARE CURRENTLY UNABLE TO PROMOTE OUR BRAND; WE MAY NEVER DEVELOP THE ABILITY TO PROMOTE OUR BRAND.
   Our ability to compete with companies with greater resources will depend on our ability to promote our brand name. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such patents, copyrights, trademarks or service marks. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the Internet grocery industry.

IF WE ARE UNABLE TO RETAIN AND ATTRACT QUALIFIED PERSONNEL, OUR BUSINESS COULD SUFFER.
   Our success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, and customer service personnel. Competition for such employees is intense, especially in the e-commerce sector. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to retain and attract qualified and competent technical professionals, our website will suffer in its technical, search, and presentational abilities. If we fail to retain and attract the necessary managerial, sales, marketing and customer service personnel, we will not develop a sufficient customer base to adequately sustain our operations.

IF WE LOSE ANY OF OUR KEY PERSONNEL, OUR BUSINESS WOULD BE IMPAIRED
   Our success is heavily dependent upon the continued and active participation of Pierre Bosse, Ben Bjarnason and Steve Biro. The loss of any of our key personnel could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on any of our key personnel. There can be no assurance that we will be able to recruit or retain qualified personnel should it be necessary to do so.

ISSUANCE OF PREFERRED STOCK COULD DEPRESS THE MARKET VALUE OF YOUR INVESTMENT AND HAVE A POTENTIAL ANTI-TAKEOVER EFFECT.
  We have 20,000,000 authorized shares of preferred stock that may be issued by action of our Board of Directors. We have not yet issued any shares of preferred stock. The Board may designate voting control, liquidation, dividend and other preferred rights to preferred stock holders. Our Board of Directors' authority to issue preferred stock without shareholder consent may have a depressive effect on the market value of our common stock. The issuance of preferred stock, under various circumstances, could have the effect of delaying or preventing a change in our control or other take-over attempt and could adversely materially affect the rights of holders of our shares of common stock.

BECAUSE OUR PRINCIPAL STOCKHOLDERS HAVE VOTING CONTROL, THEY CONTROL OUR CORPORATE AFFAIRS; YOU MAY HAVE LITTLE OR NO PARTICIPATION IN OUR CORPORATE AFFAIRS.
  Prior to this offering, our officers and directors collectively owned approximately 49% and the remaining stockholders own approximately 51% of our common stock. Consequently, our officers and directors will have significant influence over all corporate matters requiring shareholder approval, but not requiring approval of the minority stockholders. The principal stockholders will be able to effect the election of the Board of Directors and most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will have little or no participation in our corporate affairs.

WE HAVE POSSIBLE CONFLICTS OF INTEREST WITH OUR OFFICERS AND DIRECTORS THAT MAY NEGATIVELY IMPACT UPON OUR CORPORATE AFFAIRS.
   Our officers and directors may become involved in other business activities in the future. If a specific business opportunity becomes available, our officers and directors may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts. We have entered into transactions and may do so in the future with our officers, directors, and shareholders. These transactions were not negotiated at "arms length" and there may be conflicts with respect to the interpretation and enforcement of any agreement between us and our officers, directors and shareholders. Any dispute with respect to the interpretation or enforcement of agreements between us and our officers, directors and shareholders may not be resolved in our favor. There can be no assurance that future transactions or arrangements with our officers, directors and shareholders will be advantageous to us, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, that they will be resolved in a manner favorable to our company.

WE HAVE NEVER PAID DIVIDENDS; YOU MAY NEVER RECEIVE A DIVIDEND FROM YOUR INVESTMENT.
   As a new corporation, we have never declared or paid dividends, nor do we anticipate the declaration or payments of any dividends in the near future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and dependent upon our financial condition, future earnings, if any, our capital requirements, and agreements we may enter into containing loan covenants. Therefore, there is no assurance that cash dividends of any kind will ever be paid.

IF WE FAIL TO ADDRESS INTERNET COMMERCE SECURITY RISKS, OUR OPERATIONS AND BRAND NAME WILL BE NEGATIVELY IMPACTED.

   We will be subject to many risks associated with the collection and processing of information over our website. A significant barrier to entry in the area of electronic commerce and communications is the secure transmission of confidential information over public networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to affect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will prevent a compromise or breach of the algorithms we may use to protect customer transaction data. If any such compromise of our security were to occur, we may be subject to liability by our users or others.

   A party who is able to circumvent our security measures could misappropriate proprietary or customer information. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches. Any security breach and subsequent results of such breach could have a material impact on our operations, reputation and brand name establishment.

WE FACE THE POSSIBILITY OF SYSTEM FAILURE THAT SUBJECTS US TO RISK OF DATA LOSS, CESSATION OF SERVICE AND FAILURE TO KEEP OUR CLIENT INFORMATION CONFIDENTIAL.
   With our services being delivered over the Internet, we may be affected by system failure or software malfunction. Lapses in our website operation could hinder our ability to broaden our customer base, once developed, and to positively promote our brand name. Our success will also be dependent upon our communications software and hardware. Our systems will be vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Failure of information delivery can occur due to e-mail system, hosting site and/or local system failures. We have no insurance coverage on our property or business interruption insurance coverage and we do not intend to obtain this coverage in the near future. We may be vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems leading to interruptions, delays, loss of data or cessation of service. The occurrence of any of these events could cause our current and prospective users to question our ability to keep their information confidential.

IF WE ARE UNSUCCESSFUL IN SECURING A LEASE ON A WAREHOUSE FACILITY TO SERVE AS OUR FULFILLMENT CENTER, OUR OPERATIONS WILL NEVER EXPAND.
   We are attempting to secure a two year lease of a warehouse facility that will serve as our fulfillment center. We project a monthly lease cost of $16,000 for a projected two year lease term. There are no assurances that we will be successful in:

o    Negotiating a lease over the next twelve months;
o    Negotiating a lease that contains favorable terms to us; and
o    Paying our projected annual lease payments of approximately $384,000.

   In addition, there are no assurances that a potential lessor of warehouse facilities will enter into a lease with us because of our poor financial condition. If we are unable to secure a warehouse lease, we will be unable to maintain an inventory of our products that will be available to the public on an expanded basis. Nor will our operations ever expand.


BECAUSE OUR STOCK IS CONSIDERED A PENNY STOCK ANY INVESTMENT IN OUR STOCK IS CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY
   Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, generally defined as equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

   Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell our shares, which may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

   For a stock that becomes subject to the penny stock rules, these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with an attendant adverse effect on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

IF OUR COMMON STOCK BECOMES TRADABLE ON THE OVER-THE-COUNTER BULLETIN BOARD, SALES OF OUR COMMON STOCK BY SELLING SHAREHOLDERS COULD AFFECT THE LEVEL OF PUBLIC INTEREST IN OUR COMMON STOCK AS WELL AS ITS VALUE
   By our filing of this registration statement, we are attempting to register 4,733,535 shares of our common stock held by the selling shareholders. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. In addition, our selling shareholders will be able to sell their shares on the open market. If a substantial amount of these shares are sold, especially in the case of the nine selling shareholders that have shareholdings in excess of 100,000 shares being registered in this registration statement total 5,451,094 shares, there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:
o   Decrease the level of public interest in our common stock;
o Inhibit buying activity that might otherwise help support the market price of our common stock; and
o   Prevent possible upward price movements in our common stock.

ITEM 4. USE OF PROCEEDS

   We will not receive any proceeds from the sale of the securities by selling shareholders. We anticipate net proceeds of $800,000 from our sale of the Units in this offering, assuming the offering is fully subscribed and before deducting offering expenses. This amount does not include any funds we may receive from the exercise of the options underlying the Units. We plan to use the proceeds from this offering, in the priority listed below:

                                                             Amount   Priority

Development and Licensing Costs                              $300,000 High
Leasing Cost of Our Warehouse Fulfillment Center             $110,000 Medium
Marketing Costs                                               $50,000 Low
Salaries                                                     $256,500 High
Inventory                                                     $50,000 Medium
Debt Servicing                                                $28,700 Medium
Insurance coverage for warehouse facility                     $4,800  Medium

   The $28,700 attributable to debt servicing is a projected cost and refers to the balance due towards an interest-free loan disbursed to us by our previous Interim Chief Financial Officer, Nadir Patel. We have reduced the amount due on the original loan of $42,000 through payments of $13,300.

ITEM 5. DETERMINATION OF OFFERING PRICE

   There is no established public market for the securities covered by this prospectus. We have arbitrarily determined the offering price of the units and the exercise price of the options. Among the factors considered in this determination were estimates of our potential for success, our online grocery business model, our limited financial resources, an assessment of our management, the amount of equity desired to be retained by our present shareholders, and the general condition of the securities and overall market at the time of the offering. However, the offering price of the units and exercise price of the options does not bear any relationship to our assets, income, or net worth. In addition, the offering price of the units and exercise price of the options should not be considered an indication of the actual value of the securities. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that the securities can be resold at the offering price, or at any price, in the future. There is no assurance that the share price of our common stock will ever exceed or equal the exercise price of the options.

ITEM 6. DILUTION

   Investor's purchasing the Units in this offering can expect a substantial dilution of their investment immediately. We discuss the dilution an investor would experience upon purchasing a Unit in the offering below. Consolidated net tangible book value is the net tangible assets of the company, which is equated by subtracting total liabilities and intangible assets from total assets. As of the date hereof, there are 18,338,001 shares of the our common stock outstanding.

   Our unaudited consolidated net tangible book value as of October 31, 2000, was a deficit of approximately $130,111. Considering the 18,338,001 shares outstanding as of the date of this offering, and in the event that all 800,000 shares offered are sold without paying commission, the pro forma consolidated net tangible book value of our common stock as of the closing would be increased by approximately $ .04 per share. These figures include the deduction of all of the actual expenses of the offering through October 31, 2000, including all printing, legal, accounting, blue sky and other fees. The pro forma consolidated net tangible book value of each share will have increased by approximately $.04 per share to the present stockholders, and decreased by approximately $.96 per share to the investors in the offering if all 800,000 Units are sold.

   Such dilution may change based upon the exercise of the options offered as a part of the units offered hereby. Dilution represents the difference between the offering prices of the shares offered and the pro forma consolidated net tangible book value per share immediately after the completion of this offering. Dilution arises mainly from our arbitrary decision as to the offering price per share. Dilution of the value of the shares purchased by the investors in this offering will also be due, in part, to the lower book value of the Shares presently outstanding, and, in part, to the expense incurred in connection with this offering.

ITEM 7. SELLING SECURITY HOLDERS

   The selling security holders named below are selling the securities that are owned by them. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. Shareholders who hold a position or office with us or who have held such a position in the past are noted in the table.

----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Name                          Relationship             Amount        Amount to be       Amount       Percentage Owned
                                                                                     Beneficially
                                                    Beneficially                         Owned
                                                   Owned Prior to                        After         Before/After
                              With Issuer             Offering        Registered      Offering(1)      Offering(2)
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Pierre Bosse                Officer/Director         3,008,694         265,577         2,743,117      16.4% / 14.3%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Steve Biro                 Chief Information         3,008,694         265,577         2,743,117      16.4% / 14.3%
                                Officer
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Ben Bjarnason               Officer/Director         3,008,694         265,577         2,743,117      16.4% / 14.3%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Peter Kissick               Attorney                   443,624          40,000          403,624        2.4% / 2.1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Nadir Patel                 Former Director          1,353,043         116,568         1,236,475       7.3% / 6.5%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Douglas Reid                                          443,624           40,000          403,624        2.4% / 2.1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Lee Bjarnason                                         100,000           9,000           91,000         Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Harold Bjarnason                                      100,000           9,000           91,000         Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Brenda Bjarnason                                      100,000           9,000           91,000         Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Christiane Bosse                                      100,000           9,000           91,000         Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Michele Bosse                                         100,000           9,000           91,000         Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Myriam Bosse                                          100,000           9,000           91,000         Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Law Office of Brenda            Law Firm              100,000          100,000             0           Less than 1%
Lee Hamilton, P.A.
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Shannon McKee                                         100,000           9,000           91,000         Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Melissa McKinnon                                       99,998           9,000           90,998         Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Clarence Bosse                                        100,000           9,000           91,000         Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Anne-Marie                                            100,000                           91,000         Less than 1%
Desjardins-Bosse                                                        9,000
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Karim Rahemtulla               Consultant             887,559           887,559             0           Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
International
Corporate Structures,          Consultant            1,775,118         1,775,118            0           Less than 1%
Inc.
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
Len Aronoff                    Consultant             887,559           887,559             0           Less than 1%
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------

----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------
TOTAL                     20 Selling Security        15,916,607       4,733,535       11,183,072       91.2%/61.3
%
                                Holders
----------------------- ------------------------- ----------------- --------------- ---------------- -----------------

(1) Assumes all registered selling shareholder shares will be sold.
(2) Assumes a full subscription of shares in this offering.

   We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and the securities may be resold only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

ITEM 8. PLAN OF DISTRIBUTION

   We are offering Units, each consisting of one share of common stock, one option to purchase one share of common stock at $2.50 per share and one option to purchase one share of common stock at $3.50 per share. Each option is exercisable for one additional share of common stock at any time from the effective date of this registration statement and before 5:00 p.m. Eastern Standard Time on December 31 , 2001 at an exercise price of $2.50 and $3.50 per share.

   The securities are not being sold through any underwriters, and we cannot assure that any or all of the securities offered hereby will be sold. Payment for the Units offered should be made to "LazyGrocer.com Inc." We may have multiple closings of the Units offered. We may, in our discretion, reject an offer to buy from any prospective investor or limit the number of shares to be purchased by any investor. We reserve the right to amend, modify or withdraw all or a portion of the offering. There is no minimum investment.

   We may agree to pay registered securities brokers that assist in placing the Units a commission of up to 12% of the proceeds raised in the offering. We are responsible for all fees, expenses and disbursements in connection with this offering.

   The securities offered by this prospectus may also be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

   Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling security holders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

   In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

   The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

   In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

   There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

   All of the foregoing may affect the marketability of the securities.
Pursuant to the various agreements we have with the selling security holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

ITEM 9. LEGAL PROCEEDINGS

   In June of 2000, we authorized the issuance of 3,895,902 shares of our common stock to Gavin MacFarlane for his founder services and future services to be rendered to us, including serving on our Board of Directors. On August 15, 2000, Mr. MacFarlane resigned from his position as Chief Operating Officer, and on November 7, 2000, he resigned from our Board of Directors. Following these events, we cancelled the issuance of shares to him. As of the date of this registration statement, we have not reached an agreement with Mr. MacFarlane for the return of the share certificate previously issued to him. We do not believe that any claim asserted by Mr. MacFarlane would have any merit. In the event that any legal action is brought by Mr. MacFarlane against us, we will vigorously defend any such claim.


   We are not a party to any legal proceeding. Other than the above, we are not aware of any pending or threatened legal proceedings against us.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS
The names, ages and positions of our directors and executive officers are as follows:

------------------------------------------- --------- ---------------------------------------------------------------
Name                                          Age                                Position
------------------------------------------- --------- ---------------------------------------------------------------
------------------------------------------- --------- ---------------------------------------------------------------
Pierre Bosse                                   25     President, Chief Executive Officer and Director
------------------------------------------- --------- ---------------------------------------------------------------
------------------------------------------- --------- ---------------------------------------------------------------
Ben Bjarnason                                  25     Chief Operating Officer and Director
------------------------------------------- --------- ---------------------------------------------------------------

   Our Bylaws provide that we may have the minimum number of directors allowable by law. Florida Corporate Law provides that a corporation must have at least 1 director. Vacancies may be filled by a majority vote of the remaining directors then in office.

   Each director will serve until our next annual shareholder meeting to be held at an undetermined date or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers will be elected by the Board of Directors at their first meeting following the annual shareholder meeting each year. None of our directors hold any directorship in any reporting Companies.

   PIERRE BOSSE has served as our President and Chief Executive Officer since our inception. Mr. Bosse has also been a Director since our inception, and his current term as a Director will continue until the next annual shareholder's meeting. Immediately prior to becoming employed with us, from 1995 to 1999, Mr. Bosse attended the Queen's University in Kingston, Ontario where he received a Bachelors Degree in Commerce in 1999. Mr. Bosse has no employment experience.

   BEN BJARNASON has served as our Vice President of Marketing since our inception, and was appointed as our Chief Operating Officer on August 1, 2000. Mr. Bjarnason has also been a Director since our inception, and his current term as a Director will continue until the next annual shareholder's meeting. Immediately prior to becoming employed with us, from 1995 to 1999, Mr. Bjarnason attended the University of British Columbia in Vancouver, British Columbia where he received a Bachelor of Arts degree in English in 1999. Mr. Bjarnason has no employment experience.

SIGNIFICANT EMPLOYEES

   STEVE BIRO has served as our Chief Information Officer since August 1, 2000. From 1994 to 1999, Mr. Biro owned and operated Global X-Change, a private e-commerce Internet solutions based company that employed over 30 professionals before it was acquired by another private company. As our Chief Information Officer, Mr. Biro is responsible for the implementation and ongoing development of technologies used to support our operations.

   We have no other significant employees.

FAMILY RELATIONSHIPS
   There are no family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS.
   None of our directors or executive officers has been a director or executive officer of any business, which has filed a bankruptcy petition, or had a bankruptcy petition filed against it. No director or executive officer of ours has been convicted of a criminal offence or is the subject of a pending criminal proceeding. No director or executive officer of ours has been the subject of any order, judgment or decree of any court permanently or temporally enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities

   None of our directors or officers has been found by a court to have violated a federal or state securities or commodities law.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following tables set forth the ownership, as of January 26, 2001, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

-------------------- --------------------------------------------- ------------------- ---------------- --------------
  Title of Class                   Name and Address                   # of Shares         Nature of       Current %
                                                                                          Ownership         Owned
-------------------- --------------------------------------------- ------------------- ---------------- --------------
-------------------- --------------------------------------------- ------------------- ---------------- --------------
      Common         Pierre Bosse                                      3,008,694           Direct           16.4%
                     302-88 Murray St.
                     Ottawa, Ontario, Canada K1N
-------------------- --------------------------------------------- ------------------- ---------------- --------------
-------------------- --------------------------------------------- ------------------- ---------------- --------------
      Common         Steve Biro                                        3,008,694           Direct           16.4%
                     20 Basford Cres.
                     Stittsville, Ontario, Canada K2S
-------------------- --------------------------------------------- ------------------- ---------------- --------------
-------------------- --------------------------------------------- ------------------- ---------------- --------------
      Common         Nadir Patel                                       1,353,043           Direct           7.3%
                     312 First Ave. Apt. 3
                     Ottawa, Ontario, Canada K1R
-------------------- --------------------------------------------- ------------------- ---------------- --------------
-------------------- --------------------------------------------- ------------------- ---------------- --------------
      Common         Ben Bjarnason                                     3,008,694           Direct            16.4%
                     2302-470 Laurier Ave. W.
                     Ottawa, Ontario, Canada K1R
-------------------- --------------------------------------------- ------------------- ---------------- --------------
-------------------- --------------------------------------------- ------------------- ---------------- --------------
      Common         International Corporate Structures, Inc.          1,775,118           Direct           9.6%
                     94 Cumberland Street
                     Toronto, Ontario, Canada M5R
-------------------- --------------------------------------------- ------------------- ---------------- --------------
-------------------- --------------------------------------------- ------------------- ---------------- --------------
       Total                                                          12,154,243           Direct           66.1%
-------------------- --------------------------------------------- ------------------- ---------------- --------------

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

--------------------- ---------------------------------------- ------------------- ------------------- ---------------
   Title of Class                Name and Address                 # of Shares          Nature of         Current %
                                                                                       Ownership           Owned
--------------------- ---------------------------------------- ------------------- ------------------- ---------------
--------------------- ---------------------------------------- ------------------- ------------------- ---------------
       Common         Pierre Bosse                                 3,008,694             Direct             16.4
                      302-88 Murray St.
                      Ottawa, Ontario, Canada K1N
--------------------- ---------------------------------------- ------------------- ------------------- ---------------
--------------------- ---------------------------------------- ------------------- ------------------- ---------------
       Common         Ben Bjarnason                                3,008,694             Direct             16.4
                      2302-470 Laurier Ave. W.
                      Ottawa, Ontario, Canada K1R
--------------------- ---------------------------------------- ------------------- ------------------- ---------------
--------------------- ---------------------------------------- ------------------- ------------------- ---------------
       Common         All Officers and Directors as a Group        6,017,388             Direct             32.8
                      (2)
--------------------- ---------------------------------------- ------------------- ------------------- ---------------

   There are currently no arrangements which would result in a change in our control.

ITEM 12. DESCRIPTION OF SECURITIES

GENERAL
   The following summary is qualified in its entirety by reference to the Company's Articles of Incorporation and by-laws, as amended, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK.
   We are authorized to issue 50,000,000 shares of common stock with a par value of $.001 per share. As of February 7, 2001, there were 18,338,001 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

VOTING RIGHTS.
   Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

DIVIDEND POLICY
   If our Board of Directors declares dividends, all Holders of our common stock are entitled to participate proportionally out of the funds legally available therefrom. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS
   Holders of our common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

PREFERRED STOCK
   We are authorized to issue 20,000,000 shares of preferred stock with a par value of $.001 per share in five (5) series. As of the date of this registration statement, there were no preferred shares issued and outstanding. Our Board of Directors is authorized to establish the number of shares to be included in each series and the preferences, rights of conversion, limitations and other relative rights of each series of our Preferred Stock.

OPTIONS
   Each Unit we are offering contains two options: one option to acquire one share of common stock at $2.50 per share and one option to acquire one share of common stock at $3.50 per share. Each option, whether exercisable at $2.50 or $3.50 per share, will be exercisable from the effective date of this registration statement until 5:00 p.m. eastern standard time on December 31, 2001.

DEBT SECURITIES.
   We have not issued any debt securities.

CERTAIN BYLAW PROVISIONS
   Our Articles of Incorporation or by-laws do not contain provisions that would delay, defer or prevent a change in our control. There are no other material rights of our common or preferred shareholders not included herein.

ITEM 13. INTEREST OF EXPERTS AND COUNSEL

   Our Financial Statements for the period from inception to May 31, 2000, have been included in this prospectus in reliance upon Salberg and Company, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

On January 2, 2001, we issued the following shares for services rendered to us:
1. 3,008,694 shares of our common stock to our president and director, Pierre Bosse;
2. 3,008,694 shares of our common stock to our Chief Information Officer, Steven Biro;
3. 3,008,694 shares of our common stock to our director and Chief
   Operating Officer, Ben Bjarnason;
4. 1,353,043 shares of our common stock to Nadir Patel who was previously our Chief Financial Officer; and
5. 1,775,118 shares of our common stock to International Corporate
   Structures, Inc. for investor relations services to be rendered to us.

   Other than the above transactions, we have not entered into any material transactions with any director, executive officer, nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons. We are not a subsidiary of any company.

ITEM 16. DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT
   We were incorporated in the State of Florida on May 22, 2000 to become the parent corporation of LazyGrocer.Com Corp, our wholly owned subsidiary. Lazygrocer.com Corp was incorporated as a Canadian Corporation under the Canada Business Corporation Act on May 12, 1999.

   On May 25, 2000, LazyGrocer.Com Corp, by corporate resolution, issued its one authorized share of common stock to us. We subscribed for this share at a price of $1.00. As such, Lazygrocer.com corp. became our wholly owned subsidiary.

   We have never been the subject of any bankruptcy or receivership. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

OUR BUSINESS
   We have operated as a development stage company since our inception. We have devoted all our efforts to:
o  Financial planning;
o  Raising capital;
o  Research and development;
o  Website development; and
o  Attempting to locate a warehouse facility.

   On June 28, 2000, we entered into a Software License Agreement with Descartes Systems Group, Inc. whereby Descartes granted a license to us to use Descartes' software for our internal data processing only. We will use the Descartes software for purposes of optimizing both delivery routes and scheduling.

PRINCIPAL PRODUCTS AND SERVICES.
   We currently do not have any products or offer any services. We are in the process of developing a website for an online grocery store that services the Ottawa-Hull region of Canada. Our website is not yet operational. We have not generated any revenues to date. We expect that our website will be operational by the beginning of February 2001. We now offer website visitors the opportunity to register their email address to receive notification when our website is open for business. Our website is located at www.lazygrocer.com.

DISTRIBUTION
   Delivery
We plan to offer same-day delivery service with up to twelve delivery time options, depending on location of the consumer. In addition, we plan to offer shipping incentives based on the pre-tax total of each order. For example, orders above $67.00 will receive free delivery; orders between $23.00 and $67.00 will be charged $3.30 for delivery, and orders under $23.00 will be charged a $5.97 fee for delivery. Delivery charges will be subject to change based on competitiveness and profitability. Delivery personnel will be instructed to decline tips. Deliveries will be carried out by our employees using company owned or leased vehicles.

Customer Pick-up
   We are considering the option of allowing customers to pick-up groceries directly from our yet to be leased fulfillment center. This service would be targeted to individuals who cannot guarantee they will be home at a pre-set time. The groceries would be guaranteed ready for pickup at the warehouse within a requested time frame. Customers, however, will not be permitted to shop at the warehouse at any time.

   We now have no agreements with any distributors for the sale and/or delivery of our groceries. Our website is not operational, and we have not entered into any agreements for the development of our website.

NEW PRODUCTS OR SERVICES.
   We currently have no new products or services announced to the public.

COMPETITIVE BUSINESS CONDITIONS.

   The grocery industry in Canada is characterized by a small number of major chains, most of which are affiliated under an umbrella of corporations such as Loblaw Companies Limited. A few stores are centrally owned, but many are franchised to individuals. Franchisees choose to operate under the established labels to increase purchasing power, to enjoy the benefits of joint marketing, and to carry private labels.

INDUSTRY DATA
   According to the 1999 census, as referenced in Statistics Canada, the Ottawa-Hull area has a population of approximately 1,065,000 people who comprise 410,000 households with an average weekly food expenditure of $129 per household. According to the 1996 census, as published by Statistics Canada, the majority of weekly purchases are made at supermarkets, with expenditures of $81 per household. Accordingly, the total weekly supermarket sales in the Ottawa-Hull region are approximately $22,133,000 with annual sales of approximately $1,153,000,000. The total operating revenue in 1999 from 19,000 supermarket and grocery store locations in Canada was $36,267,000,000. On average, each household spends 9.5% of its disposable income in food stores. The average gross profit for supermarkets is between 21-23% and the gross profit for local grocery stores is 25%.

   Competition From Traditional Grocery Stores
Traditional sources of groceries include conventional chain supermarkets, independent grocery stores, and convenience stores, each of which is described below.

1. Conventional Chain Supermarket
Conventional Chain Supermarkets generate over half of the grocery sales in Canada, with the remaining providers being independent groceries and convenience stores. With floor space varying from 12,000 square feet to over 60,000 square feet, Conventional Chain Supermarkets offer a wide selection of goods ranging from specialty foods to house wares. Their location is typically based on the surrounding population and competition. The majority of stores compete on price and selection. As a result, most successful stores offer thousands of products and generate very low profit margins. According to the 1995 edition of Wholesaling and Retailing in Canada, as published by Statistics Canada, the national profit margin average for Conventional Chain Supermarkets is 0.83% of sales revenues, which indicates that high volume sales are a critical component of operations among the Conventional Chain Supermarkets.

   These stores can be described as destination vendors, as opposed to walk-in vendors, because customers will make it a point to shop there. Many of these stores offer delivery to customers who request it, provided they come to the store and fill the order themselves. Conventional Chain Supermarkets offer a traditional means of purchasing groceries with a cost and selection advantage due to their purchasing power. Typically, Conventional Chain Supermarkets carry very high overhead expenses and do not offer walk-in convenience to the consumer.

2. Independent Grocery Stores
Independent grocery stores tend to be smaller than Conventional Chain Supermarkets, with 3,000 to 12,000 square feet of selling space. Those Independent Grocery Stores in prime locations typically sell at higher mark-ups. While the industry standard gross margin for a Conventional Chain Supermarket is 20-23%, Independent Grocery Store's gross margins can go as high as 40%. Independent Grocery Stores are often a hybrid between destination and walk-in vendors, making sidewalk traffic and parking space issues of crucial importance. Independent Grocery Stores generally have a more limited product selection than Conventional Chain Supermarkets due to space restrictions. Independent Grocery Store's pricing is generally competitive and a reasonable selection of products is offered to the consumer. Despite the reduction in size from a Conventional Chain Supermarket, Independent Grocery Stores are rarely more convenient than the Conventional Chain Supermarkets and generally do not enjoy the purchasing power of the larger stores.

3. Convenience Stores
Convenience stores are generally smaller in size than other food purveyors and offer limited quantities of grocery goods. Large portions of revenues in convenience stores are generated from non-grocery items such as magazines or snack foods. The mark-ups in this segment of the industry are also much higher than that of conventional chain stores. Impulse purchases are key to these stores, making product displays very important. These stores are conveniently located and offer a consumer a short wait, but their selection is limited and prices are not as competitive as in larger stores.

Competition From Online Grocery Models

   The emerging concept of web-based retailing is manifesting itself in the food retail industry under different models. The following models describe some emerging online grocery models that will compete with our business.

1. Web Presence Initiative by a Conventional Chain Supermarket
Most Conventional Chain Supermarkets offer delivery services for the elderly or others who may need help. For the most part, customers must come to the store, shop the order personally, and then arrange for delivery. In some cases, the customer is allowed to phone or fax the order in from home. Some of these supermarkets are currently testing the Internet as a medium for serving customers. For example, IGA's Cybermarche in the Province of Quebec caters to anyone who has access to the Internet and lives relatively close to one of Quebec's 240 IGA supermarkets. Although Conventional Chain Supermarket Online Stores will enjoy well-established names and locations, there is a risk that they may cannibalize their own sales at a higher fulfillment expense.

2. Delivery Service Model
This model mimics the Conventional Chain Supermarket initiative by providing a virtual store, while creating value through the performance of the shopping and delivery components. An example of this model is Telegrocer.com, which receives orders by phone, fax, or the Internet and charges a fee for its services. Such operations have the possibility of creating alliances with local supermarkets wherein they receive a portion of the gross profit from the sales generated.

3. Tiered Online Grocery Provider
The Tiered Online Grocery Provider model permits a customer to order groceries over the Internet from an independent grocery store and have them delivered. Currently, The PeachTree is Canada's leading web-based grocery alternative. In this model, the provider acts as a co-coordinator between the customer, a local independent grocery store, and an order fulfillment service. By outsourcing the shopping and delivery services, the company is able to streamline both its cost structure and operations. Revenue in this model is derived from a percentage of sales, delivery charges, website advertising and sales of consumer information.

4. Warehouse Model
The Warehouse Model is the online grocery model that we will primarily use for our business. The Warehouse-based grocery provider is the most comprehensive model in that it operates and coordinates all its services out of a fully integrated warehouse. This model can adopt just-in-time inventory management resulting in faster turnover rates, guaranteed product freshness, and reduced spoilage and overall costs. It also allows management control over cost structure, enabling the company to react quickly when competition increases. Although this model offers a streamlined approach and control, the start-up costs are very high to implement.

5. National Delivery Model
Similar to the Web-based Grocery Provider, this model operates out of a warehouse. The primary difference is that it operates out of one warehouse for the entire service area. Groceries are delivered via national courier. Because of the one to three day delivery-time, only non-perishable food items are offered. The cost of delivery is a function of order size and the distance from the central warehouse. This model gives a company access to very large markets without concerns of spoilage and multiple-location overhead. Selection limited to non-perishables and delivery costs are very high with no same day service offering.

SOURCES AND AVAILABILITY OF RAW MATERIALS.

   As of the date of this prospectus, we have no raw materials or suppliers. We have no agreements with any vendors to supply our inventory of grocery items.

CUSTOMER BASE

   As of the date of this prospectus, we have no customers. We do not plan on being dependent upon one single or just a few customers, however, there are no assurances that we will not become so dependent.

INTELLECTUAL PROPERTY

   At present, we do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements, labor contracts or other proprietary interests. We have registered the domain names lazygrocer.com with Network Solutions, Inc. Although we plan to seek trademark registration of "lazygrocer," "lazygrocer.com" and "dotcompoints" in Canada, we have no such registration at this time. Until such time as we secure trademark registration of our proprietary names, we intend to rely upon common law trademark protection.

GOVERNMENT REGULATION ISSUES.

   We are not currently affected by direct government regulation, generally, or by laws or regulations directly applicable to access to or commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

   Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT.

   We began our research and development on our plan of business in 1999. Our research and development has consisted of developing our business plan and studying our competition and other comparative business models. We have spent no direct funds on research and development because our president has devoted his services for these purposes. For the next twelve months we anticipate expenditures in the technology development of our website and related databases.

   Further, in order to provide customers with up-to-date selections of food or household products, we will promote comment and suggestion pages on our website for new ideas. We also expect to conduct market research and on-going focus groups to discover new conveniences that may be offered to the customer.

ENVIRONMENTAL LAW COMPLIANCE.

   Our planned on-line grocery business will not involve the discharge of environmental pollutants. Therefore, to the extent that environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.

   As of the date hereof, we have four total employees consisting of three full-time employees and one part-time employee. Our success depends upon our ability to attract, train and retain qualified personnel. None of our employees are represented by a union. We believe we have a good relationship with our employees.

REPORTS TO SECURITY HOLDERS.

   After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

   Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17. PLAN OF OPERATIONS

   The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

   We are a development stage company without operations or revenues. We plan to develop an online network of grocery stores for the Ottawa-Hull region of Canada, offering a bilingual virtual store in the languages of English and French. We plan to offer a full selection of competitively priced products, including fresh produce and meats, as well as non-food items that are typically sold by conventional grocery providers. We plan to operate a fulfillment center and deliver our products through company owned or leased vehicles. However, at this time, we have no fulfillment centers established or vehicles available for our use. During the next twelve months, we plan to make our website operational, obtain inventory, hire additional employees and open a fulfillment center. As of October 31, 2000, we had cash of $ 1,402. Currently, we are unable to satisfy our forecasted cash requirements of $800,000 for the next twelve months without the successful completion of this securities offering or the raising of additional funds from some other source. We also anticipate the need for significant research and development expenditures during the next twelve months and beyond. The information technology development of the website and related databases are long-term projects, which will help to make our system larger, faster, more robust, and easier to navigate.

WE HAVE UNDERTAKEN THE FOLLOWING REGARDING OUR PLAN OF OPERATIONS:

INITIATED DEVELOPMENT OF OUR WEBSITE

   We have started two website initiatives. The first initiative is our marketing website that we initiated on July 1, 2000. The intent of the marketing website is to inform the Ottawa- Hull community of our existence, provide a brief introduction of our intended service, and to solicit advanced registration to our service. The second initiative, our prototype site, was developed in July 2000. The prototype, which is a non-functional web-store, has been used to demonstrate the features we intend to build into our actual web-store.

FORMULATED OUR BUSINESS PLAN
   We wrote our business plan over a twelve-month period from May 1999 to May 2000. Our business plan outlines the processes by which we will operate and market ourselves to the general public and contains, among other discussions, the following:
o The reasons for our decision to start our operations in the Ottawa Hull area;
o The grocery industry's current regional and national climate;
o Analysis and comparison of our business model against other existing models in the on-line and off-line grocery industry;
o Our projected warehouse layout that is designed for efficient order picking;
o Our projected use of product labeling designed to minimize delivery errors;
o Our warehouse size and location requirements; and
o Our delivery vehicle capacity and fleet size requirements.

RAISED CAPITAL FOR OUR OPERATIONS
   Funding of our operations has consisted of the following:
o Our founders, Pierre Bosse and Gavin MacFarlane provided our initial funding of $20,000 as a loan to the company;
o Nadir Patel, previously one of our directors, provided a $42,000 interest fee loan to us. $13,330 has been paid back; and
o In June 2000, we completed a private placement for $200,000.

HIRING OF KEY PERSONNEL
   On August 1, 2000 we hired Stephen Biro as our Chief Information Officer to lead our efforts in the development and acquisition of our technologies. As Chief Information Officer, Mr. Biro is responsible for all matters related to our use of technology. This includes overseeing the development and integration of our various software components, as well as the selection of the software and hardware we will be acquiring.

   In addition, we have interviewed a number of candidates for the position of our Chief Financial Officer. The Chief Financial Officer will be responsible for overseeing our financial affairs and ensuring the integrity of our financial transactions.

DEVELOPMENT OF OUR COMPUTER SOFTWARE
   During August 2000 we began the design of our computer software. We have identified three major components of the software:
o  Online ordering;
o  Warehouse management; and
o  Delivery Routing

   Specialized vendors provide the Warehouse Management System and Delivery Routing system. The Online Ordering component, which lets customers browse thru, and purchase from our inventory, is being developed by ourselves and by a vendor with whom we are still negotiating. Most of the communication design needed to integrate our software components is complete.

OUR SPECIFIC PLAN OF OPERATIONS OVER THE NEXT TWELVE MONTHS:

DESIGN AND OPERATION OF OUR WEBSITE
   Our planned website will offer the following functions and options to our on-line grocery store:
1. LOG IN
Our website will provide an online form for customers to complete, allowing us to form a database of customer information. Once a consumer has completed the registration process, they will be able to return to our site and Log In with their username and password. The Log In process will immediately provide our systems with customer profiles, including shipping and delivery instructions, payment arrangements, and prior purchase history.

2. TOUR
If visitors wish to tour our website they will be prompted to reveal their postal or zip code. This system will enable us to track customer location to assist us with any future expansion plans. The postal code information will be used to determine whether or not the visitor is within regular delivery range of the fulfillment center. During the tour, visitors will be able to access all goods and services offered on our website, prior to deciding if they want to register as a customer.

3. REGISTRATION
To shop on our website, visitors will be required to participate in a registration process. This registration form will require name, age, salutation preference, occupation, household size, address, phone number, email address and credit card information. Customers will have the option to provide credit card information by telephone. Once the registration information is provided, the visitor will create a username and choose a password. The registration process will accomplish the following objectives:
o Facilitate the shopping process for repeat customers;
o Allow us to gather data relevant to our customers and markets;
o Make special offers and sale notifications to our registered users;
  and
o Track our customer's prior purchases to tailor their future shopping to their continued and changing needs.

4. SHOPPING
Many visitors may initially wish to browse through the virtual grocery aisles. Each aisle will have descriptive names and icons indicating which items are available. To increase our level of service, we will develop access to a picture of the product; information regarding product ingredients; available nutritional information and an onsite tool to search and locate items. To add convenience and transparency, a visible running tab will let shoppers know the total cost of items in the grocery cart. Further service features may include a list of the customers' previous purchases or a staple list developed by the consumer.

5. CHECKING OUT
At the checkout, the registered consumer will confirm their order by entering a password. Customers will be asked to confirm their delivery address, phone number, email address, and any special delivery instructions. Payment will be made by credit or debit card only. Once the consumer submits their order, a credit check will be made with the bank, ensuring that existing credit card information is valid, and the customer account will be appropriately charged. A record of the transaction will be sent to the customer at the email address of the registered user for a second confirmation of their order.

   We plan to complete the design and operation of our website in approximately February 2001.

OUR OPERATIONAL OFFICER WILL BE RESPONSIBLE FOR:
o  Operation of the warehouse facility;
o  Marketing and advertising;
o  Promotional efforts related to brand name recognition;
o Determining the physical requirements for our warehouse and refrigeration facilities; and
o  Determining our suppliers.

LEASE A WAREHOUSE FACILITY TO SERVE AS OUR FULFILLMENT CENTER
   We are negotiating and will continue to negotiate for a warehouse lease that will contain favorable terms to us. We project an approximate cost of $16,000 per month for the warehouse facility. We plan to enter into a two-year lease. There are no assurances that we will be successful in securing a warehouse lease. Accordingly, we do not anticipate the need to purchase a plant facility during the next twelve months. However, we do anticipate making expenditures for leasehold improvements and to purchase office and warehouse equipment.

   We plan to complete the lease of a warehouse facility approximately four weeks after our funding is complete and we plan to have the warehouse facility operational approximately twelve weeks after our funding is complete.

HIRE ADDITIONAL EMPLOYEES
We plan to hire fifteen additional employees that will consist of:
o Chief Financial Officer - Oversee and direct the financial aspects of our business
o General Manager: The General Manager will be responsible for the distribution center at an administrative and managerial level. The Inventory, Deliver and Process managers will report to the General Manager.
o Inventory Manager: This individual will be responsible for selecting and maintaining proper inventory levels and will deal directly with our wholesalers and distributors
o Delivery Manager/Dispatcher: This person will be responsible for scheduling deliveries, and for the upkeep of our delivery vehicles.
o Process Manager: This person will oversee the day-to-day order picking operation in our fulfillment center.
o Four Delivery Drivers - The drivers will work in various time shifts and deliver the goods to our customers.
o Six Shoppers - These individuals will fill the customer orders in our warehouse

   We plan to hire these employees approximately two months after our funding is secured from this offering.

DESIGN THE LAYOUT OF OUR WAREHOUSE FACILITY
   We plan that our warehouse space will consist of two distinct sections:
o Warehousing area in which goods are maintained - This area will be designed in a circuit configuration in which the merchandise is arranged in a specific order to increase efficiency and reduce warehouse congestion. The first part of this circuit will hold our inventory of dry goods. The final portion of the warehouse circuit will be one 900 square foot walk in refrigerator and one 900 square foot walk-in freezer; and
o  Office space for management and computer equipment.

   We plan to complete the design of the layout of our warehouse facility approximately four weeks after securing the lease to the warehouse facility.

LEASE OUR DELIVERY TRUCKS
   We plan to negotiate five-year leases on two trucks to begin our operations. We estimate an approximate lease cost of $800 per month for each truck. We also estimate that we will lease one additional truck for every increase of 100 orders per week.

   We plan to lease our delivery trucks within approximately eight weeks after our funding is secured from this offering.

DETERMINE THE COMPOSITION OF OUR INITIAL INVENTORY OF FOOD GOODS AND ESTABLISH A RELATIONSHIP WITH SUPPLIERS
   We will determine the composition of our initial inventory of dry food products. We estimate an initial cost of $50,000 to assemble our initial inventory. Our initial inventory will consist solely of dry goods. We intend to order the majority of these goods from Lumsden Brothers located in Brantford, Ontario. Traditionally, these goods are ordered on a per order basis, rather than on a permanent contract basis.

   We plan to determine the composition of our initial inventory of food goods and establish a relationship with suppliers approximately four weeks after our funding is secured from this offering.

DETERMINE THE COMPOSITION OF OUR INITIAL INVENTORY OF MEATS AND PRODUCE AND ESTABLISH A RELATIONSHIP WITH SUPPLIERS
   We will determine the composition of our initial inventory of fresh meats, dairy and produce. We estimate an initial cost of $2,000 to assemble our initial inventory of these fresh goods. We have not yet determined where we will purchase our fresh products. Traditionally, these products are ordered on a per order basis, rather than on a permanent contract basis. We will not undertake assembling our initial inventory of fresh goods until such time that we lease a warehouse and it is equipped with refrigerators and freezers.

   We plan to determine the composition of our initial inventory of meats and produce approximately four weeks after our funding is secured from this offering.

DEVELOPMENT OF OUR COMPUTER SOFTWARE FOR OUR ORDER PROCESSING AND INVENTORY CONTROLS AND DELIVERY ROUTING
   We will outsource the initial development work to third parties with the goal of providing both high quality and speed to market.

o  ORDER PROCESSING
o A web interface will be designed to allow users to search, browse and order our products. The web component will store user information such as name and address, a copy of available inventory, and orders placed by users.

o  INVENTORY CONTROLS
o A web-based inventory management component will handle receipt, stocking, picking and reordering of product. The system will be centrally hosted at our office, and designed to manage the inventory of all our future distribution centers from one central location.

o  DELIVERY ROUTING
o To optimize delivery to the end consumer, a routing software package has been purchased and will be configured to work with our e-commerce ordering component.

   We plan for these technical components to be designed with:
o  Simple user functions and interfaces;
o  Secure communications;
o  Application scalability;
o  Reliable interconnections; and
o  Use of common web development tools and practices

   We plan to complete the development of our computer software for our order processing, inventory controls and delivery routing in approximately February 2001.

DEVELOP AND INITIATE OUR ADVERTISING PLANS
   We intend to use an advertising campaign composed of radio, print and the Internet. We will advertise over local radio because it is the least expensive advertising medium. For instance, a local radio thirty-second advertisement is approximately $60. We also plan to use local print advertising through the Ottawa Citizen, the Ottawa Business Journal and the Hill Times. We also plan to advertise on local websites, that are less expensive than their global counterparts.

   We plan to complete our advertising plans approximately four weeks after our financing is secured from this offering.

DEVELOP AND INITIATE ADVERTISING ON BEHALF OF VENDORS OF MARKET SPECIFIC
PRODUCTS
   A portion of our website screen may be allocated to advertising banners. Through the aisle method of arranging our site, we may be capable of offering market-specific space to advertising clients. A manufacturer, for example, could target their audience by advertising baby foods within the baby aisle. Any income generated from this Internet advertising will provide us with supplemental income for our marketing.

   We plan to complete the development of our advertising and initiate our advertising on behalf of vendors of market-specific products approximately sixteen weeks after our funding is secured.

DEVELOP AND INITIATE OUR REWARDS PROGRAM
   We plan to introduce a passive awards program to our customers under the name of DotcomPoints. DotcomPoints will be an awards program whereby customers will be awarded one point for every dollar purchased, permitting them to reduce grocery bills on subsequent visits.

   We plan to complete the development and initiate our rewards program twelve weeks after our funding is secured from this offering.

DEVELOP COMMUNICATIONS WITH CUSTOMERS
   Short biographies of personal shoppers and delivery staff will be available on the website, so that customers can identify employees who make deliveries and select their goods. In addition, we will provide customers the opportunity to visit our facilities. Customers will be able to contact customer service representatives by mail, phone, facsimile and email during hours of operation, if they wish to communicate concerns or questions.

   We plan to complete the development of our communications systems with our customers approximately twelve weeks after our funding is secured from this offering.

DEVELOP CUSTOMER DATA SYSTEMS
   We may be able to generate revenues through the sale of information relating to the online purchasing patterns of our customers. The value of this information depends on the size of our client base and the diversity of products we offer. Through the information obtained during registration on our website, we will be able to pinpoint the demographic group into which the household falls. Aggregate customer data for sale will provide no means of identifying or contacting customers and must comply with recently enacted Canadian data collection legislation. Any income generated from the sale of consumer data will provide supplemental income for our marketing.

   We plan to complete the development of our computer data systems approximately twenty-four weeks after our funding are secured.

ITEM 18. DESCRIPTION OF PROPERTY

   We do not own any property nor do we have any plans to own any property in the future. We currently lease space at 41 York Street, Ottawa Ontario. This space is approximately 3,200 square feet, and is used for our headquarters at this time. We lease this property from Inter Ottawa, Inc. Our lease term is from March 26, 2000 to March 2002. Our monthly rent for this space is $2,500 and our annual rent is $30,000.

   Although we plan to lease a warehouse facility to be used as our fulfillment center, we have not yet been successful in securing a lease for a warehouse facility.

   We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 2, 2001, we issued the following shares:

1. 3,008,694 shares of our common stock to our president, Pierre Bosse, for services rendered in the course of our corporate formation;
2. 3,008,694 shares of our common stock to our Chief Information Officer, Steven Biro, for services rendered in the course of our corporate formation;
3. 3,008,694 shares of our common stock to our director and Chief Operating Officer, Ben Bjarnason, for services rendered in the course of our corporate formation;
4. 1,353,043 shares of our common stock to Nadir Patel, previously our Chief Financial Officer, for business services rendered in the course of our corporate formation; and
5. 1,775,118 shares of our common stock to International Corporate Structures, Inc. for investor relations services to be rendered to us.

   Other than the above transactions, we have not entered into any material transactions with any director, executive officer, nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons. We are not a subsidiary of any company.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.

   There is no established public trading market for our securities. Management has not discussed market making with any market maker or broker dealer. No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

   On August 1, 2000 according to our employment agreement with Mr. Bosse, our President and Chief Executive Officer, we granted Mr. Bosse 500,000 non-transferable options which vest 25,000 each fiscal quarter beginning on October 31, 2000. Each option gives Mr. Bosse the right to purchase one of our common shares at an exercise price of $0.10. All vested options are forfeited upon termination of employment.

   On August 1, 2000 according to our employment agreement with Mr. Bjarnason, our Chief Operating Officer, we granted Mr. Bjarnason 500,000 non-transferable options which vest 25,000 each fiscal quarter beginning on October 31, 2000. Each option gives Mr. Bjarnason the right to purchase one of our common shares at an exercise price of $0.10. Mr. Bjarnason can exercise these options until 30 days after his employment terminates with the Company.

   On August 1, 2000 according to our employment agreement with Stephen Biro, our Chief Information Officer, we granted Mr. Biro 500,000 non-transferable options each fiscal quarter beginning on January 31, 2001. Each option gives Mr. Biro the right to purchase one of our common shares at an exercise price of $0.33. Mr. Biro can exercise these options until thirty days after his employment terminates with the Company.

   We currently have no shares of preferred stock outstanding.

   There are 9,026,082 shares of our common stock held by non-affiliates and 9,311,919 shares of our common stock held by affiliates, that Rule 144 of the Act defines as restricted securities. No shares have been sold pursuant to Rule 144 of the Act and no shares are eligible to be resold pursuant to Rule 144. We have not agreed to register any shares held by our existing shareholders.

   There is no common equity of our Company being offered subject to an employee benefit plan.

Holders.
   As of the date of this registration, we had fifty-two (48) holders of record of our common stock. There is currently one class of common stock outstanding.

Dividends.
   We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant. Penny Stock Considerations.

   Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a written determination that the penny stock is a suitable investment for the Purchaser and receive the purchaser's written agreement to the transaction.

   These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares will likely be subject to such penny stock rules and our shareholders will in all likelihood find it difficult to sell their securities.

ITEM 21. EXECUTIVE COMPENSATION

----------------------------------------------------------------------------------------------------------------------
                                             Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------
-------------------------------- ----------------------------------- -------------------------------------------------
                                        Annual Compensation                       Long Term Compensation
-------------------------------- ----------------------------------- -------------------------------------------------
------------------------- ------ ---------- -------- --------------- ---------------- -------------- --------- -------
   Name and Principle     Year   Salary     Bonus     Other Annual     Restricted      Securities    LTIP      Other
        Position                    ($)       ($)     Compensation   Stock Award(s)    Underlying    Payouts    ($)
                                                          ($)              ($)         Options (#)     ($)
------------------------- ------ ---------- -------- --------------- ---------------- -------------- --------- -------
Pierre Bosse,             2000    39,870       0           0                0            500,000        0        0
Chief Executive Officer
------------------------- ------ ---------- -------- --------------- ---------------- -------------- --------- -------
------------------------- ------ ---------- -------- --------------- ---------------- -------------- --------- -------
Ben Bjarnason,            2000    39,870       0           0                0            500,000        0        0
Chief Operating Officer
------------------------- ------ ---------- -------- --------------- ---------------- -------------- --------- -------
------------------------- ------ ---------- -------- --------------- ---------------- -------------- --------- -------
Steve Biro                2000   99,675        0           0                0            500,000        0        0
Chief Information
Officer
------------------------- ------ ---------- -------- --------------- ---------------- -------------- --------- -------

   Our employment agreement with Pierre Bosse, our President, provides for a term of employment commencing on August 1, 2000 and which employment term continues until terminated. The agreement provides that Mr. Bosse will act as our President. The agreement provides that:
o  Mr. Bosse will receive an annual salary of $39,870; and
o Mr. Bosse agrees that a condition of his employment is to enter into a non-competition agreement which was executed on August 1, 2000.
o We agree to issue Mr. Bosse 500,000 options for 25,000 non-transferable options each over 20 successive fiscal quarters. Each option gives Mr. Bosse the right to purchase one of our common shares at an exercise price of $0.10. All unvested options are forfeited upon termination of employment.

   Our employment agreement with Mr. Bjarnason, chief operating officer, provides for a term of employment commencing on August 1, 2000 and which employment term continues until terminated. The agreement provides that Mr. Bjarnason will act as our Chief Operating Officer. The agreement provides that:
o   Mr. Bjarnason will receive an annual salary of $39,870 effective August
    1, 2000; and
o Mr. Bjarnason agrees that a condition of his employment is to enter into a non-competition agreement that was executed on August 1, 2000.
o   On August 1, 2000 pursuant to our employment agreement with Mr.
    Bjarnason, we granted Mr. Bjarnason 500,000 non-transferable options each fiscal quarter beginning on October 31, 2000. Each option gives
    Mr. Bjarnason the right to purchase 25,000 of our common shares at an exercise price of $0.10 over 20 successive fiscal quarters. Mr.
    Bjarnason can exercise these options until thirty days after his employment terminates with the Company.

Our August 1, 2000 employment agreement with Stephen Biro provides for a term of employment commencing on August 1, 2000 and which employment term continues until terminated. The agreement provides that Mr. Biro will act as our Chief
    Information Officer. The agreement provides that:

o Mr. Biro will receive an annual salary of $99,675 that will consist of a base salary of $66,450 and the remaining $33,225 to be paid in either cash or in shares of our common stock on or before Mr. Biro's employment anniversary date;
o Mr. Biro will receive additional compensation of 500,000 non-transferable options each fiscal quarter beginning on January 31, 2001 up to a total of 500,000 options. Each option gives Mr. Biro the right to purchase one of our common shares at an exercise price of $0.33. Mr. Biro can exercise these options until thirty days after his employment terminates with the Company.
o Mr. Biro agrees that a condition of his employment is to enter into a non-competition agreement that was executed on August 1, 2000.

ITEM 22. FINANCIAL STATEMENTS

   Statements included in this prospectus that do not relate to present or historical conditions are "forward-looking statements." We may make future forward-looking statements, which may be included in documents that we file with the Commission other than this registration statement. Forward-looking statements involve risks and uncertainties that may differ materially from actual results, and may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.


                              LAZYGROCER.COM, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2000

                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS



PAGE 1      INDEPENDENT AUDITORS' REPORT

PAGE 2      CONSOLIDATED BALANCE SHEET AT MAY 31, 2000

PAGE 3      CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MAY 31, 2000

PAGE 4 CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE YEAR ENDED MAY 31, 2000

PAGE 5      CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED MAY 31, 2000

PAGES 6 - 13    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
  LazyGrocer.Com, Inc.
  (A Development Stage Company)


We have audited the accompanying consolidated balance sheet of LazyGrocer.Com, Inc. (a development stage company) as of May 31, 2000 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of LazyGrocer.Com, Inc. (a development stage company) for the year ended May 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company's operating losses of $168,538 and working capital deficiency of $107,395 raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





SALBERG & COMPANY, P.A.
Boca Raton, Florida
November 28, 2000  (except for Note 5(A) as to which
                           the date is December 20, 2000)

                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                  MAY 31, 2000



                                    ASSETS
Current Assets
   Prepaid expenses                                                                              $           4,984
   Taxes receivable                                                                                          4,466
                                                                                                    ----------------
                                                                                                    ----------------
     Total Current Assets                                                                                    9,450
                                                                                                    ----------------

Property and Equipment, Net                                                                                  5,162
                                                                                                    ----------------

TOTAL ASSETS                                                                                     $          14,612
                                                                                                    ================



                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
   Bank overdraft                                                                                $           3,646
   Accounts payable and accrued liabilities                                                                 45,657
   Due to stockholders                                                                                      67,542
                                                                                                    ----------------
                                                                                                    ----------------

TOTAL LIABILITIES                                                                                          116,845
                                                                                                    ----------------

Stockholders' Deficiency
   Preferred stock, $0.001 par value, 20,000,000 shares authorized,
     none issued and outstanding                                                                              -
   Common stock, $0.001 par value, 50,000,000 shares authorized, 14,729,307 shares issued
     and outstanding                                                                                        14,729
   Additional paid-in capital                                                                            1,854,527
   Deficit accumulated during development stage                                                           (168,538)
   Other comprehensive income                                                                                2,687
                                                                                                    ----------------
                                                                                                    ----------------
                                                                                                         1,703,405
Less deferred stock based consulting fees                                                               (1,805,638)
                                                                                                    ----------------
                                                                                                    ----------------

TOTAL STOCKHOLDERS' DEFICIENCY                                                                            (102,233)
                                                                                                    ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                   $          14,612


                                        3

                See accompanying notes to consolidated financial
                                  statements.

                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             YEAR ENDED MAY 31, 2000


OPERATING EXPENSES
  Compensation                                                                               $                   85,643
  Professional fees                                                                                              54,625
  General and administrative                                                                                     10,301
  Rent                                                                                                            8,566
  Marketing                                                                                                       7,281
  Depreciation                                                                                                    2,122
                                                                                                -------------------------

     Total Operating Expenses                                                                                   168,538
                                                                                                -------------------------
                                                                                                -------------------------

NET LOSS                                                                                     $                  (168,538)
                                                                                                =========================

Net loss per share - basic and diluted                                                       $                    (0.02)
                                                                                                =========================

Weighted average number of shares outstanding during the period - basic and diluted                            9,356,466
                                                                                                =========================

                                        4

                       See accompanying notes to financial
                                   statements.

                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                             YEAR ENDED MAY 31, 2000



                                                                                          Deficit
                                                                                        Accumulated     Accumulated
                                                              Additional    During          Other       Deferred Stock
                                        Common Stock           Paid-In    Development   Comprehensive       Based
                                   Shares        Amount       Capital        Stage          Income       Consulting Fees    Total
                                  ----------   -----------   ----------    -----------   ------------   ----------------  ----------
Balance, May 31, 1999                  -        $    -        $     -       $     -       $     -               -          $  -

Issuance of common stock for
   cash to founders               9,257,677        9,258            -             -             -               -          9,258

Issuance of common stock for
services                          5,471,630        5,471      1,800,167           -             -        (1,805,638)          -

In-kind contribution of services
    by  stockholders                   -             -           54,360           -             -               -         54,360

Foreign currency translation
    adjustment                         -             -              -             -          2,687              -          2,687

Net loss for 2000                      -             -              -        (168,538)          -               -       (168,538)
                                  -----------  -----------    ----------   -----------      -----------   ----------    ------------
                                   ----------  -----------    ----------   -----------      -----------   ----------    ------------

Comprehensive loss                     -             -              -        (168,538)       2,687              -       (165,851)
                                  -----------  -----------    ----------   -----------      -----------   ----------    ------------
                                  -----------  -----------    ----------   -----------      -----------   ----------    ------------

BALANCE, MAY 31, 2000            14,729,307     $ 14,729      1,854,527     $(168,538)      $2,687      $(1,805,638)   $(102,233)
                                  ===========  ===========    ==========   ===========      ===========  ===========    ============

             5
                       See accompanying notes to financial
                                  statements.

                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             YEAR ENDED MAY 31, 2000



Cash flows from operating activities
   Net loss                                                                     $                (168,538)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Non-cash compensation                                                                       54,360
       Depreciation                                                                                 2,122
  Changes in operating assets and liabilities:
     (Increase) decrease in:
       Prepaid expenses                                                                            (4,984)
       Taxes receivable                                                                            (4,466)
     Increase (decrease) in:
       Accounts payable and accrued liabilities                                                    45,657
                                                                                               ---------------
                                                                                               ---------------
      Net cash (used in) operating activities                                                     (75,849)
                                                                                               ---------------

Cash flows from investing activities
   Purchase of property and equipment                                                              (7,284)
                                                                                               ---------------
                                                                                               ---------------
      Net cash (used in) investing activities                                                      (7,284)
                                                                                               ---------------

Cash flows from financing activities
   Due to stockholder                                                                              67,542
   Proceeds from stock issuances                                                                    9,258
   Proceeds from bank overdraft line                                                                3,646
                                                                                                --------------
                                                                                                --------------
     Net cash provided by financing activities                                                     80,446
                                                                                                --------------
Effect of exchange rate changes on cash                                                             2,687

Net increase in cash                                                                                    -

Cash and cash equivalents at beginning of year                                                          -
                                                                                                --------------

Cash and cash equivalents at end of year                                                       $        -
                                                                                                ==============

                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF MAY 31, 2000



NOTE 1            ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------            -----------------------------------------------------------

                  (A) Organization

                  LazyGrocer.Com, Inc. (the Company) is a United States development stage company that intends to establish an online grocery solution for the Ottawa-Hull region through its wholly owned Canadian subsidiary, LazyGrocer.Com Corp.

                  The Company was incorporated on May 22, 2000 following a corporate reorganization whereby the stockholders of the Canadian subsidiary exchanged their ownership in the Canadian company for equal ownership in the U.S. parent. The Canadian subsidiary was incorporated on May 12, 1999, under the Canada Corporation Business Act. There was no activity in the Canadian subsidiary prior to June 1, 1999. The transaction was treated as a recapitalization of LazyGrocer.Com, Corp. Accordingly, the accompanying consolidated financial statements reflect operations of the consolidated entity from June 1, 1999 to May 31, 2000.

                  Activities during the development stage include raising capital and development of the Company's business plan, Securities and Exchange Commission filings and infrastructure.

                  (B) Principles of Consolidation

                  The accompanying consolidated financial statements include the accounts of LazyGrocer.Com, Inc. and the Company's wholly owned Canadian subsidiary. All material intercompany transactions and balances have been eliminated.

                  (C) Foreign Currency Translation

                  The accounts of the Canadian subsidiary are translated using the current rate method, as the currency of the Canadian subsidiary is the Company's functional currency. Under the current rate method, all assets and liabilities are translated using exchange rates at the balance sheet date. Revenue and expense items are translated using the average rate of exchange prevailing during the period. Exchange gains and losses resulting from translation of foreign currencies are recorded in stockholders' deficiency as a cumulative translation adjustment component of other comprehensive income.

                  (D) Use of Estimates

                  In preparing financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results may differ from these estimates.

                  (E) Cash Equivalents

                  For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

                  (F) Property and Equipment

                  Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight line method over the estimated useful lives of the assets of three to five years.

                  (G) Stock-Based Compensation

                  The Company accounts for its stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current  fair market  value of the  underlying  stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

                  The Company accounts for stock options issued to non-employees for goods or services in accordance with SFAS 123 and recognizes the expense over the vesting period.

                  The Company accounts for stock issued for goods or services at the stock's fair market value on the grant date and recognizes the expense over the service period.

                  (H) Income Taxes

                  The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which includes the enactment date.

                  (I) Net Loss Per Common Share

                  Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. There have been no dilutive instruments outstanding through May 31, 2000. Since August 2000 there are 1,500,000 common stock options outstanding which may dilute future earning per share.

                  (J) Comprehensive Income (Loss)

                  The Company accounts for Comprehensive Income (Loss) under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement No. 130"). Statement No. 130 establishes standards for reporting and display of comprehensive income and its components, and is effective for the fiscal years beginning after December 15, 1997.

                  The foreign currency translation gains (losses) resulting from the translation of the financial statements of LazyGrocer.Com Corp. expressed in Canadian dollars to United States dollars are reported as Accumulated Other Comprehensive Income (Loss) in the Statement of Stockholders' Equity.

                  (K) Fair Value of Financial Instruments

                  Statement of Financial Accounting Standards No. 109, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

                  The carrying amounts of the Company's short-term financial instruments, including accounts payable and accrued liabilities, and due to stockholders, approximate fair value due to the relatively short period to maturity for these instruments.

                  (L) New Accounting Pronouncements

                  The Financial Accounting Standards Board has recently issued a new accounting pronouncement. Statement No. 133 as amended by Statement No. 137 and 138, "Accounting for Derivative Instruments and Hedging Activities" established accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000.

                  The adoption of this pronouncement did not have a material effect on the Company's financial position or results of operations.

                  (M) Segment Information

                  The Company applies Statement of Financial Accounting No. 131 "Disclosures about Segments of an Enterprise and Related Information." The Company currently operates in one segment and has no revenues and geographic concentrations, therefore, segment information is not presented.

                  (N) Non-Monetary Transactions

                  The statement of operations includes charges for the fair value of the in-kind contributions in the form of services provided.

NOTE 2   PROPERTY AND EQUIPMENT

                  Property and equipment consists of the following at May 31, 2000:

                  Computer equipment                    $        4,988
                  Office equipment                               2,296
                                                          -------------
                                                                 7,284
                  Less: Accumulated depreciation                (2,122)
                                                          -------------
                                                        $        5,162
                                                          =============

NOTE 3   DUE TO STOCKHOLDERS

                  Amounts  due  to  stockholders   are   non-interest   bearing,
                  unsecured and have no fixed terms of repayment.

NOTE 4   COMMITMENTS

                  (A) Operating Lease

                  The Company has entered into an operating lease agreement for office premises with a monthly rent of approximately $2,500. The Company's lease commitment over the remaining term of the lease is:

                         Year:                      Amount:
                         -----                      -------
                        2001              $            29,903
                        2002                           19,935
                                             -----------------

                                          $            49,838
                                             =================

                  (B) Advertising and Promotional Service Agreements

                  On April 1, 2000 (the "effective date"), as amended, the Company entered into two agreements (the "Agreements") with service providers (the " Service Providers") to receive advertising and promotional services as stipulated in the Agreements for a term of 730 days from the later of the date the agreement is executed or the date the Service Providers receive payment, subject to the conditions precedent. The Agreements stipulate aggregate compensation of $1,000,000 cash or at the option of the Company 933,835 shares of the Company's common stock. The Agreements also provides for registration rights for any shares issued, reimbursement by the Company for any out-of-pocket expenses incurred by the Service Providers and indemnification of the Service providers as stipulated. As of the date of the accompanying audit report, 933,835 shares were issued pursuant to these agreements and recorded as a deferred expense deducted from equity since the services had not commenced. (See Note 5(A)).

NOTE 5   STOCKHOLDERS' DEFICIENCY

                  (A) Stock Issuances

                  During the year, the Company issued 9,257,677 common shares to founders in exchange for cash consideration of $9,258 and 5,471,630 common shares in exchange for $1,805,638 of services to be provided. The services were valued at the concurrent cash-offering price of $0.33 per share offered just subsequent to year-end. The $1,805,638 cost was deferred as a deduction from equity. (See Note 4(B) and below.)

                  Subsequent to year-end, the Company issued 600,000 common shares for cash of $200,000 pursuant to a private placement (See Note 7) and 3,008,694 for services (See Note 8(A)).

                  All  of  the  above  shares   totaling   18,338,001  were  not
                  physically issued until December 2000 and January 2001.

                  (B) Stock Options

                  In August 2000 the Board of Directors adopted the 2000 Stock Option Plan (the "Plan"). The plan was developed to provide a means whereby directors and selected employees, officers, consultants of the Company may be granted incentive (ISO) or non-qualified stock options to purchase common stock of the Company. Options granted under the plan may not have an exercise period greater than 10 years and may not have an exercise price less than 100% of the fair market value of the common stock if they are ISOs. Notwithstanding the above the Board of Directors shall determine the exercise price. As of the date of the accompanying audit report, the Plan authorizes options up to an aggregate of 5,000,000 shares of the Company's common stock.

                  In August 2000, the Company granted, under employment agreements and pursuant to the Plan, 500,000 common stock options to each of two officers and principal stockholders at an exercise price of $0.10. Another 500,000 options were granted to a third officer and principal stockholder at an exercise price of $0.33. 1,000,000 options begin vesting on October 31, 2000 and 500,000 begin on January 31, 2001 and vests pro-rata over 20 successive fiscal quarters. All unvested options are forfeited upon termination of employment. Up to 1,000,000 vested options for two officers must be exercised within 30 days of employment termination. The Company will account for these options pursuant to APB 25 and the disclosure provisions of SFAS 123.

NOTE 6            INCOME TAXES

                  There was no income tax expense for the year ended May 31, 2000 due to the Company's net losses.

                  There were no revenues or expenses in the United States parent corporation, LazyGrocer.Com, Inc. for the year ended May 31, 2000. The Company's tax expense differs from the "expected" tax expense for Canadian Federal and Provincial income tax purposes for the year ended May 31, 2000, (computed by applying the blended Federal and Provincial Corporate tax rate of 41.5% to loss before taxes), as follows:

                  Computed "expected" tax expense (benefit)                 $    (69,943)
                  Effect of net operating loss carryforward                       69,943
                                                                               --------------
                                                                            $          -
                                                                               ==============

                  The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at May 31, 2000 are as follows:

                  Deferred tax assets:
                    Net operating loss carryforward                         $       69,943
                                                                               --------------
                       Total gross deferred tax assets                              69,943
                  Less valuation allowance                                          (69,943)
                                                                               --------------
                                                                               --------------
                  Net deferred tax assets                                   $          -
                                                                               ==============

                  There was no valuation allowance at June 1, 1999. The net change in valuation allowance during the year ended May 31, 2000 was an increase of approximately $69,943. The Company's subsidiary has net operating losses of approximately $168,600 available to offset the subsidiaries' net income through 2007 under Canadian Federal and Provincial tax laws.

NOTE 7   GOING CONCERN

                  As reflected in the accompanying consolidated financial statements, the Company is a development stage company with no revenues, losses of $168,538 and a working capital deficiency of $107,395. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                  The Company anticipates raising additional working capital and subsequent to May 31, 2000 has issued an additional 600,000 common shares for cash of $200,000. The Company is currently preparing a Securities and Exchange Commission Form SB-2 to raise additional equity capital. (See Note 8(D)). Management believes that the actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for the Company to continue as a going concern.

NOTE 8            SUBSEQUENT EVENTS

                  (A) Stock Issuances

                  On August 1, 2000 the Company issued 3,008,694 common shares to a new officer for services rendered. Compensation expense of $992,869 was recognized immediately since there was no stated term of the agreement and was based on the recent cash-offering price of $0.33 per common share.

                  (B) Software License Agreement

                  On June 28, 2000 the Company entered into a software license agreement to license software from a vendor. Total license and maintenance fees are $119,000 of which $16,000 has been paid upon execution of the agreement. The remaining amounts are due on a monthly basis as stipulated in the agreement through February 2001 beginning August 30, 2000. However, this schedule has been deferred through a mutual agreement of the parties until such time that the Company begins usage of the software. The Company also signed a service agreement to receive software integration at a price of $29,600 from the same vendor.

                  (C) Employment Agreements

                  The Company entered into three agreements to pay officers salaries of $39,870, $39,870 and $99,675 with a perpetual term unless terminated by the Company for any reason. Up to 12 months severance must be paid upon termination. The Company also issued stock options under the agreements (see Note 5).

                  (D) Registration Statement

                  The Company is preparing a Form SB-2 Registration Statement to offer up to 800,000 units consisting of one share of common stock, one option exercisable at $2.50 and one option exercisable at $3.50. Each unit will cost $1.00.




                              LAZYGROCER.COM, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 2000

                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS



    PAGE  1      CONSOLIDATED BALANCE SHEET AT OCTOBER 31, 2000

    PAGE  2      CONSOLIDATED STATEMENT OF OPERATIONS FOR THE FIVE MONTHS ENDING
                 OCTOBER 31, 2000 AND OCTOBER 31, 1999 AND FROM JUNE 1, 1999
                  (INCEPTION) TO OCTOBER 31, 2000

    PAGE  3      CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE FIVE MONTHS ENDING
                 OCTOBER 31, 2000 AND OCTOBER 31, 1999 AND FROM JUNE 1, 1999
                  (INCEPTION) TO OCTOBER 31, 2000

    PAGES 4 - 6    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 2000



                                    ASSETS
Current Assets
   Cash                                                                                          $           1,402
   Prepaid expenses                                                                                          4,901
   Taxes receivable and other assets                                                                        10,383
                                                                                                    ----------------
                                                                                                    ----------------
     Total Current Assets                                                                                   16,686
                                                                                                    ----------------

Property and Equipment, Net                                                                                  3,913
                                                                                                    ----------------

TOTAL ASSETS                                                                                     $          20,599
                                                                                                    ================



                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
   Accounts payable and accrued liabilities                                                                122,038
   Due to stockholders                                                                                      28,672
                                                                                                    ----------------
                                                                                                    ----------------

TOTAL LIABILITIES                                                                                          150,710
                                                                                                    ----------------

Stockholders' Deficiency
   Preferred stock, $0.001 par value, 20,000,000 shares authorized,
     none issued and outstanding                                                                              -
   Common stock, $0.001 par value, 50,000,000 shares authorized, 18,338,001 shares issued
     and outstanding                                                                                        18,338
   Additional paid-in capital                                                                            3,043,787
   Deficit accumulated during development stage                                                         (1,882,645)
   Other comprehensive income                                                                                3,866
                                                                                                    ----------------
                                                                                                    ----------------
                                                                                                         1,183,346
Less deferred stock based consulting fees                                                               (1,313,457)
                                                                                                    ----------------
                                                                                                    ----------------

TOTAL STOCKHOLDERS' DEFICIENCY                                                                            (130,111)
                                                                                                    ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                   $          20,599
                                                                                                    ================

                                        2

                See accompanying notes to consolidated financial
                                   statements.


                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                        Five months ended        Five months ended           From June 1, 1999
                                                        October 31, 2000           October 31, 1999          (inception) to
                                                                                                             October 31, 2000

                                                    -----------------------     ------------------------   -------------------------
                                                    -----------------------     ------------------------   -------------------------
OPERATING EXPENSES
  Compensation                                                  1,022,835                        -                       1,108,478
  Depreciation                                                        855                         302                        2,977
  General and administrative                                       12,858                       2,368                       23,159
  IT Services                                                      19,863                        -                          19,863
  Marketing                                                        13,242                        -                          20,523
  Professional and consulting fees                                505,527                       3,920                      560,152
  Rent                                                             25,238                       4,898                       33,804
  Software and licensing fees                                     113,689                        -                         113,689
                                                    -----------------------     ------------------------    ------------------------
     Total Operating Expenses                                   1,714,107                      11,488                    1,882,645

NET LOSS                                         $             (1,714,107)     $              (11,488)       $          (1,882,645)
                                                    =======================     ========================    ========================
                                                    =======================     ========================    ========================

Net loss per share - basic and diluted           $                  (0.10)                        -                          (0.16)
                                                    =======================     ========================    ========================
                                                    =======================     ========================    ========================

Weighted average number of shares
  outstanding during the period - basic and
  diluted                                                      17,130,565                   9,257,677                   11,648,041
                                                    =======================     ========================    ========================


                                        3

                       See accompanying notes to financial
                                   statements.



                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS




                                                                    Five months                                      June 1, 1999
                                                                       ended               Five months ended        (inception) to
                                                                 October 31, 2000          October 31, 1999        October 31, 2000
                                                               ----------------------    ----------------------   ------------------
Cash flows from operating activities
   Net loss                                               $              (1,714,107)   $             (11,488)   $      (1,882,645)
   Adjustments to reconcile net loss to net cash used
     in operating activities:
       Non-cash compensation                                                      -                       -                 54,360
       Stock based compensation                                           1,485,050                       -              1,485,050
       Depreciation                                                             855                      302                 2,977
  Changes in operating assets and liabilities:
     (Increase) decrease in:
       Prepaid expenses                                                          83                       -                 (4,901)
       Taxes receivable and other assets                                     (5,917)                      -                (10,383)
     Increase (decrease) in:
       Accounts payable and accrued liabilities                              76,381                      749               122,038
                                                               ----------------------    ----------------------   ------------------
                                                               ----------------------    ----------------------   ------------------
      Net cash (used in) operating activities                              (157,655)                  (10,437)            (233,504)
                                                               ----------------------    ----------------------   ------------------
                                                               ----------------------    ----------------------   ------------------

Cash flows from investing activities
   Purchase of property and equipment                                              -                   (2,536)              (7,284)
                                                               ----------------------    ----------------------   ------------------
                                                               ----------------------    ----------------------   ------------------
      Net cash (used in) investing activities                                      -                   (2,536)              (7,284)
                                                               ----------------------    ----------------------   ------------------
                                                               ----------------------    ----------------------   ------------------

Cash flows from financing activities
   Repayment of bank overdraft                                               (3,646)                      -                     -
   Due to stockholder                                                       (38,870)                    5,306               28,672
   Proceeds from stock issuances                                            200,000                     9,258              209,258
                                                               ----------------------    ----------------------   ------------------
                                                               ----------------------    ----------------------   ------------------
     Net cash provided by financing activities                              157,484                    14,564              237,930
                                                               ----------------------    ----------------------   ------------------
                                                               ----------------------    ----------------------   ------------------

Effect of exchange rate changes on cash                                       1,573                     1,412                4,260

Net increase in cash                                                            171                     3,003                1,402

Cash and cash equivalents at beginning of period                                 -                        -                     -
                                                               ----------------------    ----------------------   ------------------
                                                               ----------------------    ----------------------   ------------------

Cash and cash equivalents at end of PERIOD                $                   1,402    $                3,003    $          1,402
                                                               ======================    ======================   ==================

                                                               ======================    ======================   ================
                                                               ======================    ======================   ================

                              LAZYGROCER.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 2000



NOTE 1  BASIS OF PRESENTATION

                  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

                  It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

                  For further information, refer to the audited consolidated financial statements and footnotes for the year ended May 31, 2000 included in the Company's Form SB-2.

NOTE 2   COMMITMENTS

                  (A) Software License Agreement

                  On June 28, 2000 the Company entered into a software license agreement to license software from a vendor. Total license and maintenance fees are $119,000 of which $16,000 has been paid upon execution of the agreement. The remaining amounts are due on a monthly basis as stipulated in the agreement through February 2001 beginning August 30, 2000. However, this schedule has been deferred through a mutual agreement of the parties until such time that the Company begins usage of the software. The Company also signed a service agreement to receive software integration at a price of $29,600 from the same vendor.

                  (B) Employment Agreements

                  The Company entered into three agreements to pay officers salaries of $39,870, $39,870 and $99,675 with a perpetual term unless terminated by the Company for any reason. Up to 12 months severance must be paid upon termination. The Company also issued stock options under the agreements (see Note 3(B)).


NOTE 3   STOCKHOLDERS' DEFICIENCY

                  (A) Stock Issuances

                  During the five months ended October 31, 2000 the Company issued 600,000 common shares for cash of $200,000 pursuant to a private placement and issued 3,008,694 common shares to a new officer for services valued at $.33 per share based on the recent cash offering price. Accordingly, a compensation expense of $992,869 was immediately recognized since the employment agreement had no stated term. In addition, $492,181 professional and consulting fees were recognized from the deferred consulting fees based on the services performed pursuant to the various professional services and consulting agreements.

                  (B) Stock Options

                  In August 2000 the Board of Directors adopted the 2000 Stock Option Plan (the "Plan"). The plan was developed to provide a means whereby directors and selected employees, officers, consultants of the Company may be granted incentive (ISO) or non-qualified stock options to purchase common stock of the Company. Options granted under the plan may not have an exercise period greater than 10 years and may not have an exercise price less than 100% of the fair market value of the common stock if they are ISOs. Notwithstanding the above the Board of Directors shall determine the exercise price. As of the date of the accompanying audit report, the Plan authorizes options up to an aggregate of 5,000,000 shares of the Company's common stock.

                  In August 2000, the Company granted, under employment agreements and pursuant to the Plan, 500,000 common stock options to each of two officers and principal stockholders at an exercise price of $0.10. Another 500,000 options were granted to a third officer and principal stockholder at an exercise price of $0.33. 1,000,000 options begin vesting on October 31, 2000 and 500,000 begin on January 31, 2001 and vests pro-rata over 20 successive fiscal quarters. All unvested options are forfeited upon termination of employment. Up to 1,000,000 vested options for two officers must be exercised within 30 days of employment termination. The Company will account for these options pursuant to APB 25 and the disclosure provisions of SFAS 123.

                  (C) Registration Statement

                  The Company is preparing a Form SB-2 Registration Statement to offer up to 800,000 units consisting of one share of common stock, one option exercisable at $2.50 and one option exercisable at $3.50. Each unit will cost $1.00.

Note 4   Segment Information

                  The Company applies Statement of Financial Accounting No. 131 "Disclosures about Segments of an Enterprise and Related Information." The Company currently operates in one segment and has no revenues and geographic concentrations, therefore, segment information is not presented.



ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

   The accounting firm of Salberg & Company, P.A., Certified Public Accountants and Consultants, audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

   Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II   INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our Articles of Incorporation provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by law. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of a controlling person, director or officer of our Company, which would affect his or her liability in that capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

         ITEM                                       EXPENSE
         ----                                       -------
         SEC Registration Fee                        $     0
         Legal Fees and Expenses                     $10,000
         Accounting Fees and Expenses                $ 8,000
         Miscellaneous*                              $ 5,000
         =============================================
         Total*                                      $23,000

* Estimated Figure

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

On December 12, 2000, we issued the following shares:
1. 443,624 shares of our common stock to Peter Kissick, Esquire, for his services in assisting with our business plans;
2. 443,624 shares of our common stock to our Advisor, Douglas Reid, as consideration for his services in assisting with our business plans; and
3.       99,998 shares of our common stock to Melissa McKinnon, as consideration
         for her services in assisting with our business   plans.

On May 26, 2000, we issued 100,000 shares of our common stock to the Law Offices of Brenda Lee Hamilton, P.A., as consideration for legal services rendered to us.

On June 1, 2000, we sold 600,000 shares of our common stock to 26 individuals at a price of $.33 per shares or an aggregate of $200,000.

On January 2, 2001, we issued the following shares:

1. 3,008,694 shares of our common stock to our president, Pierre Bosse, for services rendered in the course of our corporate formation;
2. 3,008,694 shares of our common stock to our Chief Information Officer, Steven Biro, for services rendered in the course of our corporate formation;
3. 3,008,694 shares of our common stock to our director and Chief Operating Officer, Ben Bjarnason, for services rendered in the course of our corporate formation;
4. 1,353,043 shares of our common stock to our Nadir Patel, for business services rendered in the course of our corporate formation;
5. 1,775,118 shares of our common stock to International Corporate Structures, Inc. for investor relations services to be rendered to us;
6. 887,559 shares of our common stock to Karim Rahemtulla for services to be rendered in developing our business plan;
7. 466,917 shares of our common stock to Gulf Atlantic Publishing for investor relations services to be rendered to us;
8. 466,918 shares of our common stock to Rainbow Communications, Inc. for investor relations services to be rendered to us;
9. 887,559 shares of our common stock to Len Arnoff, Esquire for marketing services to be rendered to us; and
10. 887,559 shares of our common stock to Barcelon Investment Ltd. for marketing services to be rendered to us.

   The aforementioned securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. We believed this exemption was available because these issuances were transactions not involving a public offering. There was no general solicitation or advertising used to offer our shares; each investor had a prior relationship with the Company and its shareholders. In addition, each investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment.

ITEM 27.          EXHIBITS

------------------------- --------------------------------------------------------------------------------------------
     Exhibit Number       Exhibit Description

------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
            2             Corporate Resolution showing the plan of acquisition of Lazygrocer.com Corp.
                          By Lazygrocer.com Inc.
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          3.1             Articles of Incorporation
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          3.2             Bylaws
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
           4              Share Certificate Specimen
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
           5              Legal Opinion
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.1            Software License Agreement between Descartes Systems Group, Inc. and LazyGrocer.com
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.2            Agreement between Rainbow Communications, Inc. and LazyGrocer.com Corporation
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.3            Agreement between Gulf Atlantic Publishing, Inc. and LazyGrocer.com Corporation
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.4            Employment agreement between Stephen Biro and LazyGrocer.com Corporation
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.5            Employment Agreement between Ben Bjarnason and LazyGrocer.com Corporation
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.6            Employment Agreement between LazyGrocer.com Corporation and Pierre Boss
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.7            Agreement  with Karim Rahemtulla for Consulting Services
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.8            Agreement with International Corporate Structures, Inc.
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.9            Agreement with Len Aronoff
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
          10.10           Agreement with Barcelon Investment Group
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
           22             Subsidiaries of Registrant
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
           23             Consents of Experts
------------------------- --------------------------------------------------------------------------------------------
------------------------- --------------------------------------------------------------------------------------------
           27             Financial Data Schedule
------------------------- --------------------------------------------------------------------------------------------

ITEM 28.          UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
         a. Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;
         b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
         c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ottawa, Ontario on January 26, 2001.

                           LazyGrocer.com, Inc.

                           ------------------------------------

                           By:  Pierre Bosse
                           Title:  President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                            ------------------------------------
                            By: Ben Bjarnason
                            Title: Chief Operating Officer and Director